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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                                   AAR CORP.,

                          VARIOUS LENDING INSTITUTIONS

                                       AND

                            BANK OF AMERICA NATIONAL

                     TRUST AND SAVINGS ASSOCIATION, AS AGENT


                            DATED AS OF MAY 27, 1998

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                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
TABLE OF CONTENTS..............................................................2
ARTICLE I......................................................................7
DEFINITIONS....................................................................7
ARTICLE II....................................................................20
THE CREDITS...................................................................20

   2.1. THE ADVANCES. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances at any time prior to or on the Revolving Credit Termination Date. The Advances may be U.S. Dollar Advances made pursuant to SECTION 2.1(a) or Alternate Currency Advances made pursuant to SECTION 2.1(b). No Advances may be requested or made subsequent to the Revolving Credit Termination Date. Principal payments made after the
   Revolving Credit Termination Date may not be reborrowed....................20
   2.2. EXTENSION OF REVOLVING CREDIT TERMINATION DATE. The initial Revolving Credit Termination Date shall be May 27, 2001. The Borrower may, not earlier than 180 days and not later than 60 days prior to each anniversary of the Restatement Effective Date execute and deliver to the Agent (who shall promptly forward a copy of the same to each of the Lenders) an Extension Letter in substantially the form of EXHIBIT "B" hereto, with appropriate insertions, requesting that the Revolving Credit Termination Date be extended for one year. Such request for an extension of the Revolving Credit Termination Date shall become effective if, and only if, each Lender shall, in its sole and absolute discretion, execute such Extension Letter and return copies thereof to the Agent and the Borrower prior to each such applicable anniversary of the Restatement Effective Date..............................21
   2.3.    MANDATORY PAYMENTS. The Borrower shall make the following mandatory payments on the Advances:..................................................21
   2.4. FEES. The Borrower further agrees to pay to the Agent, for the ratable benefit of the Lenders, the Facility Fee for the period from the date hereof to and including the Revolving Credit Termination Date. The Facility Fee shall be payable quarterly in advance on the Restatement Effective Date and on each Payment Date thereafter. The obligations of the Borrower under this Section 2.4 shall survive the payment of the Advances and the termination of this Agreement..............................................21
   2.5. OPTIONAL REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower may permanently reduce the Aggregate Commitment in whole or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least 10 days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Advances. All accrued interest and fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.......................................................21
   2.6. RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their respective
   Percentages................................................................22
   2.7. TYPES OF ADVANCES. The U.S. Dollar Advances may be Floating Rate Advances, Eurodollar Advances or Quoted Rate Advances, or a combination thereof, selected by the

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   Borrower in accordance with SECTIONS 2.10 and 2.13. All Alternate Currency
   Advances shall be Transaction Rate Advances selected by the Borrower in accordance with SECTION 2.11...............................................22
   2.8. MINIMUM AMOUNT OF EACH ADVANCE. Each Fixed Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Aggregate
   Commitment.................................................................22
   2.9. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon 5 days' prior notice to the Agent. Fixed Rate Advances may be paid prior to the last day of the applicable Interest Period, subject to compliance with
   SECTION 3.4; PROVIDED, however, that Quoted Rate Advances may not be repaid prior to the last day of their respective Interest Periods. Principal payments made after the Revolving Credit Termination Date shall be applied to the principal installments payable under SECTION 2.3(d) in the inverse order of maturity................................................................22
   2.10. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW U.S. DOLLAR ADVANCES. The Borrower shall select the Type and, in the case of each Eurodollar Advance or Quoted Rate Advance, the Interest Period applicable to each new Advance from time to time. The Borrower shall give the Agent irrevocable notice in substantially the form of EXHIBIT "C" hereto with appropriate insertions (a "BORROWING NOTICE") not later than (a) 1:00 p.m. (Chicago time) at least (i) one Business Day before the Borrowing Date of each Floating Rate Advance and (ii) two Business Days before the Borrowing Date for each Eurodollar Advance and (b) 11:30 a.m. (Chicago time) on the
   Borrowing Date for each Quoted Rate Advance, in each case specifying:......22
   2.11. METHOD OF REQUESTING ALTERNATE CURRENCY ADVANCES. The Borrower may from time to time in accordance with this Section 2.11 request the Lenders to make one or more Alternate Currency Advances. The Lenders shall have no obligation to make any such Alternate Currency Advance so requested by the Borrower. If, and only if, each of the Lenders in its sole and absolute discretion agrees, in the manner provided for in this Section 2.11, to make its respective Loan comprising any such Alternate Currency Advance, will such Alternate Currency
   Advance be made............................................................23
   2.12. MAKING THE LOANS. Subject to SECTION 2.10, on each Borrowing Date, each Lender shall make available its Loan or Loans comprising the Advance or Advances to be made on such Borrowing Date (i) in the case of a Loan denominated in U.S. Dollars, not later than noon (Chicago time), in immediately available funds to the Agent at its address specified pursuant to
   Article XIII and (ii) in the case of a Loan denominated in an Alternate Currency, not later than noon (local time), in the city of the Agent's Lending Installation for such Alternate Currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Lending Installation for such currency. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address....................................................................24
   2.13. CONVERSION AND CONTINUATION OF OUTSTANDING U.S. DOLLAR ADVANCES. Outstanding U.S. Dollar Advances may be continued as or converted into U.S. Dollar Advances of the same or

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   another Type as provided below in this Section 2.13; PROVIDED, that notwithstanding anything else in this Section 2.13 to the contrary, (a) outstanding U.S. Dollar Advances may not be converted into Alternate Currency Advances pursuant to this Section 2.13 and (b) outstanding Alternate Currency Advances may not be continued or converted pursuant to this Section 2.13, but must be repaid on or prior to the last day of their respective Interest Periods pursuant to SECTION 2.3(a) and may only be reborrowed pursuant to
   SECTIONS 2.1(b) and 2.11...................................................24
   2.14. RESTRICTIONS ON INTEREST PERIODS. No Interest Period may extend beyond a Payment Date on which principal of the Advances shall be payable unless outstanding principal of Floating Rate Advances and Fixed Rate Advances with Interest Periods ending prior to said Payment Date shall be at least equal to the amount so payable. No Interest Period shall extend beyond the Facility Termination Date. No more than 10 Interest Periods may be in effect at any one time. No more than three Quoted Rate Interest Periods may be in effect at any one time...............................................26
   2.15. CHANGES IN INTEREST RATE, ETC. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate and each change in the Applicable Margin applicable thereto. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest 26 Period applicable thereto to but excluding the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance, provided that the rate of interest on each Eurodollar Advance will change simultaneously with each change, during the applicable Eurodollar
   Interest Period, of the Applicable Margin..................................26
   2.16. RATES APPLICABLE AFTER DEFAULT. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum......................................................................26
   2.17. METHOD OF PAYMENT. (a) All payments of principal, interest and fees to be made by the Borrower hereunder or under the Notes in U.S. Dollars shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at such Lender's address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender..26
   2.18. FOREIGN TAXES. (a) All payments made by the Borrower in respect of principal of and interest on the Advances and of all other amounts payable by it under this Agreement are payable without deduction for or on account of any present or future taxes, duties, withholdings or other charges levied or imposed by the government of any jurisdiction outside

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   the United States of America or by any political subdivision or taxing authority thereof or therein (herein called "FOREIGN TAXES"). If the Borrower shall be required by law to deduct or withhold any Foreign Taxes from any such amount payable by it hereunder or under any of the Notes to or for the account of any Lender, (i) such amount shall be increased as may be necessary so that, after making such deductions or withholdings (including any deductions or withholdings applicable to additional amounts payable pursuant to this Section), such Lender receives an amount equal to the amount it would have received had no such deductions or withholdings been made and (ii) the Borrower shall make such deductions and withholdings and pay the amount thereof to the relevant government, political subdivision or taxing authority at or prior to the time required to be paid under applicable law (and shall promptly furnish to the Agent, for the benefit of the Lenders, official receipts evidencing such payment). In addition, the Borrower will pay any present or future stamp or documentary taxes or similar taxes or levies imposed by any government, political subdivision or taxing authority referred to in the first sentence of this subsection arising from any payment by it hereunder or under any of the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the Notes (herein called "OTHER TAXES"). The Borrower will indemnify each Lender and the Agent for, and hold each Lender and the Agent harmless against, the full amount of Foreign Taxes or Other Taxes (including, without limitation, any Foreign Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid or payable by such Lender or the Agent and any liability of such Lender or the Agent relating thereto (including, without limitation, penalties, interest and expenses)......................27
   2.19. JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, nonappealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be), in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the specified currency so purchased exceeds
   (a) the sum originally due to such Lender or the Agent (as the case may be) in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under SECTION 11.2, such Lender or the Agent (as the case may be)
   agrees to remit such excess to the Borrower................................28

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   2.20.   NOTES; TELEPHONIC NOTICES. Each Lender shall, and is hereby authorized to, record the principal amount of each of its Loans and each repayment on the schedule attached to its Note (or to otherwise record the same in its usual practice) provided, however, that the failure to so record shall not affect the Borrower's obligations in respect of such Loans. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue U.S. Dollar Advances (it being understood and agreed that Alternate Currency Borrowing Requests must be in writing or by facsimile) and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error......................................................29
   2.21. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance or Quoted Rate Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment....29
   2.22. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Alternate Currency Borrowing Request, Continuation/Conversion Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Reference Rate......................30
   2.23. LENDING INSTALLATIONS. Each Lender may book its Loans at any one or more Lending Installations selected by such Lender and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation(s). Each Lender may from time to time, by written or facsimile notice to the Agent and the Borrower, designate a new Lending Installation through which Loans (or Loans in a particular currency)

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   will be made by it and for whose account Loan payments (or Loan payments in a particular currency) are to be made. The Agent may from time to time, by written or facsimile notice to the Borrower and each Lender, designate a new Lending Installation at which Advances (or Advances in a particular currency) will be made available to the Borrower and at which payments on the Advances (or payments on Advances in a particular currency) are to be made by the
   Borrower...................................................................30
   2.24.   NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender,
   as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan............................................30
   2.25. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States
   Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the
   Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of
   United States federal income tax...........................................31
ARTICLE III...................................................................31
CHANGE IN CIRCUMSTANCES.......................................................31

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   3.1.    YIELD PROTECTION. If any law or any governmental or
   quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith.........................................31
   3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion ...................................................................32
   of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
   (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement........................................32
   3.3. AVAILABILITY OF EURODOLLAR ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, (ii) the Required Lenders determine that deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (iii) the Required Lenders determine that the interest rate applicable to a Eurodollar Advance does not accurately reflect the cost of making or maintaining such Eurodollar Advance, then the Agent shall suspend the availability of any new Eurodollar Advances (whether pursuant to
   SECTION 2.10 or 2.13)......................................................32
   3.4. FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Advance occurs on a date prior to the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower in its Borrowing Notice, Alternate Currency Borrowing Request or Continuation/Conversion Notice, as the case may be, as a consequence of any condition precedent to such Advance under SECTION 2.1 or ARTICLE IV not being satisfied or as a consequence of any failure by the Borrower to borrow such Advance when the same has been made available to it pursuant to SECTION 2.12, the Borrower will indemnify each Lender for any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance and, provided that such Lender has taken such reasonable action, if any, not disadvantageous to it, to mitigate the same, any other loss or cost incurred by such Lender resulting therefrom.........................................32

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   3.5.    LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under SECTIONS 2.18, 3.1 and 3.2 or to avoid the unavailability of Eurodollar Advances under SECTION 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under SECTION 2.18, 3.1, 3.2 or
   3.4. Such written statement shall set forth in reasonable detail (and in accordance with Agreement Accounting Principles, where applicable) the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Eurodollar Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 2.18, 3.1, 3.2 and 3.4 shall survive payment of the obligations and termination of this Agreement..............................................33
   3.6. REFUND TO BORROWER. If, and to the extent that, any Lender shall actually receive a credit against its United States federal income tax liability or otherwise receive any rebate or refund from any government or governmental agency in respect of any amount paid by the Borrower pursuant to
   SECTION 3.1 or 3.2, such Lender agrees to promptly notify the Borrower thereof and make reimbursement of credit, rebate or refund to the Borrower, provided that if such Lender reasonably believes that such credit, rebate or refund may be subject to challenge, then such Lender shall thereupon enter into negotiations in good faith with the Borrower to determine when reimbursement of such credit, rebate or refund can be made to the
   Borrower...................................................................33
ARTICLE IV....................................................................33
CONDITIONS PRECEDENT..........................................................33
   4.1. CONDITIONS PRECEDENT TO THE RESTATEMENT EFFECTIVE DATE. This Agreement shall become effective on the date (the "Restatement Effective Date") on which the Borrower shall have furnished to the Agent, with sufficient copies for the Lenders:.........................................33
   4.2.    EACH ADVANCE. The Lenders shall not be required to make any Advance, unless on the applicable Borrowing Date:...................................34
ARTICLE V.....................................................................34
REPRESENTATIONS AND WARRANTIES................................................34
   5.1. CORPORATE EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted......................................................35
   5.2. AUTHORIZATION AND VALIDITY. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the

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   Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors, rights generally..............35
   5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents...............................35
   5.4. FINANCIAL STATEMENTS. The May 31, 1997 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.......................................35
   5.5. MATERIAL ADVERSE CHANGE. Since May 31, 1997, there has been no change in the business, properties, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect...................35
   5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except for the filing of such returns and the payment of such taxes, if any, as (a) are being contested in good faith and as to which adequate reserves have been provided or (b) do not in the aggregate exceed $4,000,000 and the failure to file or pay for which could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended 1992. No tax liens have been filed other than those permitted pursuant to SECTION 6.16(a). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate............36
   5.7. LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended May 31, 1997, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                                     - 10 -
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   Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the Borrower's Form 10-K filed with the Securities and
   Exchange Commission for its fiscal year ended May 31, 1997.................36
   5.8. SUBSIDIARIES. As of the date hereof, Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended May 31, 1997 contains an accurate description of all of the Borrower's presently existing Significant Subsidiaries (as defined in Regulation S-X of the Securities and Exchange Commission). All of the issued and outstanding shares of capital stock of all of the Borrower's Subsidiaries have been duly authorized and issued and are fully paid and non-assessable...............................36
   5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur any withdrawal liability to Multiemployer Plans in an aggregate amount which, when added to the aggregate Unfunded Liabilities of all Single Employer Plans, would exceed of $10,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan......................................................36
   5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.................................................................36
   5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder..36
   5.12. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied in all respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect..................................................37
   5.13. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of
   1940, as amended...........................................................37
   5.14. YEAR 2000 COMPLIANCE. The Borrower has conducted a comprehensive review and assessment of its computer applications and is in the process of making inquiry of its material suppliers, vendors and customers with respect to the Year 2000 Issue (as such term is defined

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   below). Based on the foregoing review, the Borrower reasonably believes that the Year 2000 Issue, as it relates to the Borrower's computer applications, will not result in a Material Adverse Effect. "Year 2000 Issue" means, with respect to any Person, the ability or inability of all computer applications material to such Person's business and operations properly to perform date-sensitive functions for all dates before and after January 1, 2000. The Borrower is unable to determine the ultimate impact, if any, on the Borrower's operations resulting from the Year 2000 Issue relating to material suppliers, vendors and customers...........................................37
ARTICLE VI....................................................................37
COVENANTS.....................................................................37
   6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles and furnish to the Lenders:..37
   6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for the general corporate needs of the Borrower and its Subsidiaries and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to (i) purchase or carry any "margin stock" (as defined in Regulation U), (ii) acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 or (iii) make any unfriendly Acquisition.................................................39
   6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of (i) the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which would have a Material Adverse Effect, or (ii) any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, would reasonably be expected to have a Material Adverse Effect...................39
   6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic or foreign corporation, as the case may be, in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; PROVIDED, that nothing contained in this Section 6.4 shall prohibit (a) any Subsidiary from entering into a merger or consolidation otherwise permitted by SECTION 6.11 or (b) the liquidation of any Subsidiary substantially all of whose assets have been transferred to the Borrower or another Subsidiary in compliance with SECTION 6.12.........................39
   6.5. TAXES. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which (a) are being contested in good faith and as to which adequate reserves have been provided or (b) do not in the aggregate exceed $4,000,000 and the failure to pay which could not reasonably be expected to have a Material Adverse Effect...................39
   6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any
   Lender upon request full information as to the insurance carried...........40

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   6.7.    COMPLIANCE WITH LAWS. The Borrower will, and will cause each
   Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject....................................................40
   6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times..40
   6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate..................................................................40
   6.10. RESTRICTED PAYMENTS. The Borrower will not, nor will it permit any Subsidiary to, declare or make any Restricted Payments, which together with all Restricted Payments made on or after May 31, 1995 would exceed an amount equal to the sum of (i) $20,000,000 plus (ii) 50% of Consolidated Net Income for the period commencing June 1, 1994 and extending to and including the last day of the fiscal year of the Borrower immediately preceding the date on which such Restricted Payment was made, said period to be taken as one accounting period, except that:............................................40
   6.11.   MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that:...........41
   6.12. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, sell, lease, transfer, assign or otherwise dispose of (including, for the avoidance of doubt, in connection with a sale leaseback transaction), any of its assets (including, for the avoidance of doubt, the capital stock of Subsidiaries, but excluding (i) inventory sold in the ordinary course of the Borrower's or any Subsidiary's business, (ii) property formerly used in the Borrower's or any Subsidiary's business which is worn out or obsolete, (iii) assets of any Domestic Subsidiary transferred to the Borrower or to another Domestic Subsidiary which is a Wholly-Owned Subsidiary, (iv) assets of any Foreign Subsidiary transferred to the Borrower or to another Subsidiary which is a Wholly-Owned Subsidiary, (v) assets permitted to be sold or otherwise transferred pursuant to SECTION 6.13 and
   (vi) promissory notes ("PAYMENT NOTES") received as partial or full payment for assets sold) if, after giving effect thereto, the sum of all such assets transferred, assigned or otherwise disposed of during the twelve-month period ending with (and including) the month of such disposition either (a) represents more than 10% of Consolidated Assets determined as of the date of (and after giving effect to) such disposition or (b) were responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries during such twelve-month period.......41
   6.13. SALE OF ACCOUNTS. Anything in SECTION 6.12 to the contrary notwithstanding, the Borrower will not, nor will it permit any Subsidiary to, sell, with or without recourse, transfer, assign, encumber or otherwise dispose of any of its notes or accounts receivable, leases or

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   chattel paper (collectively referred to in this Section as "ACCOUNTS") to any
   Person, except that:.......................................................41
   6.14. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:.....................................42
   6.15. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the
   Borrower or any of its Subsidiaries, except:...............................43
   6.16. RENTALS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any obligation for Rentals if, as a consequence thereof, obligations for Rentals created, incurred or suffered to exist in any one fiscal year shall be in an aggregate consolidated amount for the Borrower and its Subsidiaries in excess of 5% of Consolidated Revenues
   (as defined below) as at the end of the Borrower's fiscal year immediately preceding the date on which such obligation is entered into, on a non-cumulative basis from year to year. It is expressly agreed and understood that, for the purposes of this Section, any contract between the Borrower or any Domestic Subsidiary and the vendor of aircraft fuel shall not be considered a lease and any payments made under any such contract by the Borrower or any Domestic Subsidiary to such vendor shall not be considered a lease payment. "CONSOLIDATED REVENUES" shall mean the amount of "net revenues" as shown on the Borrower's consolidated income statement.........46
   6.17.   RETIREMENT AND MODIFICATION OF SUBORDINATED INDEBTEDNESS. The
   Borrower will not, nor will it permit any Subsidiary to, purchase, acquire, redeem or retire, or make any payment on account of principal of, any Subordinated Debt except at the stated maturity thereof or as required by mandatory prepayment provisions or sinking fund provisions relating thereto. The Borrower will not, nor will it permit any Subsidiary to, alter, amend, modify, rescind, terminate or waive, or permit any breach or event of default to exist under, any note or notes evidencing such Subordinated Debt........46
   6.18. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction. The transactions entered into in connection with the Receivables Securitization shall be deemed to be arms-length transactions..46
   6.19. WORKING CAPITAL. The Borrower will maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of at least
   1.50 to 1.00...............................................................46
   6.20. CONSOLIDATED NET WORTH. The Borrower will maintain at all times Consolidated Net Worth in an amount not less than the sum of (a) $260,000,000 PLUS (b) the net cash proceeds received by the Borrower from the sale of any of its capital stock on or after May 31, 1998 PLUS (c) an amount equal to the aggregate of one-third of Consolidated Net Income earned

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   during each of its fiscal years beginning with its fiscal year commencing
   June 1, 1998, said fiscal years to be taken as one accounting period MINUS
   (d) amounts (not to exceed $10,000,000 in the aggregate for the purposes of this covenant) either used for the purchase or retirement of the Borrower's capital stock or representing the after-tax write-down of assets and associated costs on or after May 31, 1998..................................46
   6.21. CONSOLIDATED SECURED LIABILITIES. The Borrower will maintain at all times Consolidated Secured Liabilities in an amount not in excess of $20,000,000. For purposes of calculating Consolidated Secured Liabilities hereunder the obligations of the Borrower not in excess of $10,000,000, secured by the real estate located in Wood Dale, Illinois, known as the
   Corporate Headquarters of the Borrower, shall not be included..............46
   6.22. LIMITATION ON CONSOLIDATED FUNDED DEBT. The Borrower will not permit the sum of (i) Consolidated Funded Debt plus (ii) the aggregate amount of Contingent Obligations of the Borrower and its Subsidiaries to exceed 60% of
   Consolidated Total Capitalization..........................................47
   6.23. FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio of not less than 1.20:1:00 as of the last day of each fiscal quarter of the Borrower commencing on the date immediately preceding the Revolving Credit Termination Date and thereafter. The Fixed Charge Coverage Ratio shall be determined based on four of the previous five fiscal quarters of the Borrower that occurred immediately prior to the calculation date, at the Borrower's option.............................................47
ARTICLE VII...................................................................47
DEFAULTS......................................................................47
ARTICLE VIII..................................................................51
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................................51
   8.1. ACCELERATION. If any Default described in SECTION 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or by written notice to the Borrower declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which the Borrower hereby expressly waives. The Required Lenders agree to give the Borrower prompt subsequent notice of any termination or suspension of the obligations of the Lenders to make Loans hereunder; PROVIDED, that the giving of such notice shall not be a condition to the effectiveness of any such termination or suspension........................51
   8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:......51
   8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the

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   existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full....................................................................52
ARTICLE IX....................................................................52
GENERAL PROVISIONS............................................................52
   9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated............................52
   9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation...........................................52
   9.3. TAXES. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any........................................................................52
   9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents...........................................52
   9.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the
   Lenders relating to the subject matter thereof.............................52
   9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders here under are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this
   Agreement and their respective successors and assigns......................53
   9.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent for any and all reasonable costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any and all reasonable costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the

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   Loan Documents. The Borrower also agrees to reimburse the Agent and the
   Lenders for any and all reasonable costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of any term or condition contained in this Agreement or the other Loan Documents, or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent any of the foregoing arises solely from the gross negligence or wilful misconduct of the party requesting indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement..................................53
   9.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders......53
   9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting
   Principles.................................................................53
   9.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable...................................................53
   9.11. NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations....................54
   9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL
   BANKS......................................................................54
   9.13. CONSENT TO JURISDICTION. THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BORROWER TO BRING PROCEEDINGS AGAINST THE AGENT OR ANY LENDER,

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   OR THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE
   BORROWER, IN THE COURTS OF ANY OTHER JURISDICTION..........................54
   9.14. CONFIDENTIALITY. Each Lender agrees to use any confidential information which it may receive from the Borrower pursuant to this Agreement solely for the purposes of administering and monitoring this Agreement and to hold such confidential information in confidence, except for disclosure (i) to other Lenders and Affiliates of any Lender, (ii) to legal counsel, accountants, and other professional advisors to that Lender who are advised of and agree to be bound by this Section 9.14, (iii) to regulatory officials,
   (iv) as requested pursuant to or as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by SECTION 12.4; PROVIDED that in the case of each of the preceding CLAUSES (iv) and (v), such Lender agrees, to the extent reasonably possible and to the extent that it is legally permitted to do so, to give the Borrower prior notice of such disclosure and not resist any efforts by the Borrower to obtain confidential treatment therefor...................................................................54
   9.15. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN
   ANY WAY ARISING OUT OF, RELATED TO,........................................54
   OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED
   THEREUNDER.................................................................54
ARTICLE X.....................................................................55
THE AGENT.....................................................................55
   10.1. APPOINTMENT. Bank of America NT & SA is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this
   Article X. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.....................................55
   10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent................... 55
   10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.................................................................55
   10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered to the Agent;

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   or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith..........55
   10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action............................55
   10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.....................55
   10.7. RELIANCE ON DOCUMENTS: COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent......................................56
   10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably according to their respective Percentages (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
   (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent........................56
   10.9. RIGHTS AS A LENDER. With respect to its Commitment, Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such
   Subsidiary is not restricted hereby from engaging with any other Person....56

                                     - 19 -
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   10.10.  LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this
   Agreement and the other Loan Documents.....................................56
   10.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.......56
ARTICLE XI....................................................................57
SETOFF; RATABLE PAYMENTS......................................................57
   11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, so long as any Default has occurred and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations then due and owing to such Lender..........................................57
   11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 2.18, 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its Percentage of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably according to their respective Percentages. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made...................57
ARTICLE XII...................................................................57

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BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.............................57
   12.1.   SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan
   Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3. Notwithstanding CLAUSE (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor..........................................................57
   12.2.   PARTICIPATIONS.....................................................58
     12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. Any Lender selling such participating interests to a Participant agrees to promptly notify the Borrower of such sale and the identity of such Participant. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents 12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan...............................58
     12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its

                                     - 21 -
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     participating interest were owing directly to it as a Lender under the Loan
     Documents, provided that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a
     Lender...................................................................58
   12.3. ASSIGNMENTS..........................................................59
     12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT "H" hereto. Unless a Default has occurred and is continuing, the written consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall be in form and substance satisfactory to the Agent and shall not be unreasonably withheld.............................................59
     12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as EXHIBIT "I" to EXHIBIT "H" hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment....59
   12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; PROVIDED that each Transferee and prospective Transferee agrees in writing for the benefit of the Borrower to be bound by SECTION 9.14.....59
   12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.25..............................60
ARTICLE XIII..................................................................60

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NOTICES.......................................................................60
   13.1. GIVING NOTICE. Except as otherwise permitted by SECTION 2.20 with respect to Borrowing Notices and Continuation/Conversion Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted..........................60
   13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto...................................................60
ARTICLE XIV...................................................................60
AND EFFECTIVENESS.............................................................60
OF ASSIGNMENT.................................................................84

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                             SCHEDULES AND EXHIBITS

Schedule "1"  -     Other Investments

Schedule "2"  -     Liens

Exhibit "A"   -     Note

Exhibit "B"   -     Extension Letter

Exhibit "C"   -     Borrowing Notice

Exhibit "D"   -     Alternate Currency Borrowing Request

Exhibit "E"   -     Opinion

Exhibit "F"   -     Transfer Instructions

Exhibit "G"   -     Compliance Certificate

Exhibit "H"   -     Assignment Agreement

Exhibit "I"   -     Notice of Assignment

                                     - 24 -
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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 27, 1998, is among AAR CORP., a Delaware corporation, the Lenders listed from time to time on the signature pages hereof, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (successor by merger to Bank of America Illinois, formerly known as Continental Bank N.A.), as Agent.

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement, dated as of September 9, 1996 (the "Original Credit Agreement"), which amended and restated a Credit Agreement, dated as of June 1, 1993, as amended by a First Amendment thereto, dated as of May 16, 1994 and a Second Amendment thereto, dated as of May 16, 1995; and

     WHEREAS, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement:

     "ACCOUNTS" has the meaning provided in SECTION 6.13.

     "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower which are (a) denominated in the same currency, (b) of the same Type and (c) in the case of Fixed Rate Advances, for the same Interest Period.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control

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another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "AGENT" means Bank of America National Trust and Savings Association in its capacity as agent for the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
ARTICLE X.

     "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "AGREEMENT" means this second amended and restated credit agreement, as it may be amended or modified and in effect from time to time.

     "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 5.4.

     "ALTERNATE CURRENCY" means, with respect to an Alternate Currency Advance, such currency (which shall be freely transferable and convertible into U.S. Dollars) as the Borrower shall have requested in its Alternate Currency Borrowing Request for such Advance, and in which each of the Banks, in its sole discretion, shall have agreed to make its Loan comprising such Advance.

     "ALTERNATE CURRENCY ADVANCE" means an Advance bearing interest at a Transaction Rate and denominated in an Alternate Currency made pursuant to
SECTION 2.1(b).

     "ALTERNATE CURRENCY BORROWING REQUEST" is defined in SECTION 2.11.

     "ALTERNATE CURRENCY LOAN" means, with respect to a Lender, such Lender's portion of any Alternate Currency Advance.

     "ALTERNATE REFERENCE RATE" means, for any day, a rate of interest per annum equal to the higher of (i) the Reference Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

     "APPLICABLE MARGIN" means,

     (i) with respect to any Eurodollar Advance, (A) at all times prior to the Revolving Credit Termination Date, 0.225% when the Borrower has an Investment Grade Rating and 0.50% when the Borrower does not have an Investment Grade Rating and (B) at all times after the Revolving Credit Termination Date, 0.75% when the Borrower has an Investment Grade Rating, and 1.50% when the Borrower does not have an Investment Grade Rating, or

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     (ii)    with respect to any Floating Rate Advance, zero % at all times when the Borrower has an Investment Grade Rating and 0.50% at all times when the Borrower does not have an Investment Grade Rating;

PROVIDED, that, if after Bank of America NT & SA has made a good faith effort to market its non-credit-related products to the Borrower, Bank of America NT & SA is not, in its sole judgment, satisfied with the amount of business the Borrower is doing with Bank of America NT & SA, the Applicable Margin shall increase to the margins set forth below effective January 1, 1999:

     (X) with respect to any Eurodollar Advance, (A) at all times prior to the Revolving Credit Termination Date, 0.45% when the Borrower has an Investment Grade Rating and 1.075% when the Borrower does not have an Investment Grade Rating and (B) at all times after the Revolving Credit Termination Date, 1.00% when the Borrower has an Investment Grade Rating and 1.825% when the Borrower does not have an Investment Grade Rating, or

     (Y) with respect to any Floating Rate Advance, (A) at all times prior to the Revolving Credit Termination Date, zero % at all times when the Borrower has an Investment Grade Rating and 0.50% at all times when the Borrower does not have an Investment Grade Rating and (B) at all times after the Revolving Credit Termination Date, 0.50% at all times when the Borrower has an Investment Grade Rating and 1.0% at all times when the Borrower does not have an Investment Grade Rating.

     "AUTHORIZED OFFICER" means any of the Chairman of the Board, Chief Executive Officer, President, Chief Operations Officer, Vice President-Finance or Treasurer of the Borrower.

     "BANK OF AMERICA NT & SA" means Bank of America National Trust and Savings Association, its successors and assigns.

     "BORROWER" means AAR Corp., a Delaware corporation, and its successors and assigns.

     "BORROWING DATE" means a date on which an Advance is made hereunder.

     "BORROWING NOTICE" is defined in SECTION 2.10.

     "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago and on which dealings in U.S. Dollars may be carried on by the Agent in the interbank Eurodollar market, (ii) with respect to any borrowing or payment of Alternate Currency Advances, a day (other than Saturday or Sunday) on which banks are open for business in Chicago and New York and are open for domestic and international business (including dealings in such Alternate Currency) in both London and the place where funds are to be paid or made available, and (iii) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago.

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     "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CHANGE IN CONTROL" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower or (ii) a majority of the Directors on the Borrower's Board of Directors shall cease to be Directors of the Borrower during any twelve-month period.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans in an aggregate amount not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms hereof.

     "CONSOLIDATED ASSETS" means the total consolidated assets of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "CONSOLIDATED CURRENT ASSETS" means the total consolidated current assets of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "CONSOLIDATED CURRENT LIABILITIES" means the total consolidated current liabilities of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "CONSOLIDATED FUNDED DEBT" means all Indebtedness having a final maturity of more than one year. Consolidated Funded Debt shall not include payments due within one year from the date as of which a calculation of Consolidated Funded Debt is made.

     "CONSOLIDATED LIABILITIES" means the total consolidated liabilities of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with Agreement Accounting Principles; PROVIDED, that there shall be excluded (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower, or any of its Subsidiaries by such Affiliate or other Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, and (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "CONSOLIDATED NET WORTH" means, as of any date of determination, the consolidated stockholders' equity of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "CONSOLIDATED SECURED LIABILITIES" means the aggregate amount of Consolidated Liabilities which are secured by any Lien (other than Liens permitted pursuant to any of CLAUSES (a), (d), (e), (f), (h) and (k) of SECTION 6.15) on any property of the Borrower or any of its Subsidiaries.

     "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date of determination, the sum of (a) Consolidated Net Worth, less consolidated Intangible Assets of the Borrower and its Subsidiaries, plus (b) Subordinated Debt. For purposes of this definition "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to May 31, 1998 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, for purposes of this clause
(ii), in each case, to the extent such items are disclosed as separate line items on the Borrower's financial statements required under SECTION 6.1.

     "CONSOLIDATED TOTAL CAPITALIZATION" means the sum of (i) the remainder of
(a) Consolidated Tangible Net Worth minus (b) Subordinated Debt plus
(ii) Consolidated Funded Debt.

     "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit; PROVIDED, HOWEVER, that Contingent Obligations shall not include (i) Contingent Obligations resulting from endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower's and each Subsidiary's business, (ii) Contingent Obligations by the Borrower of any Subsidiary's Indebtedness (including, for the avoidance of doubt, obligations arising out of overdraft and similar cash management facilities) permitted to exist pursuant to this Agreement and any Subsidiary's obligations for Rentals permitted by SECTION 6.16, and (iii) any obligations in connection with the Receivables Securitization.

     "CONTINUATION/CONVERSION NOTICE" is defined in SECTION 2.13.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "DEFAULT" means an event described in ARTICLE VII.

     "DOLLAR AMOUNT" means, as of any date of determination, (i) with respect to an Advance denominated in U.S. Dollars, the principal amount of such Advance and
(ii) with respect to an Advance denominated in an Alternate Currency, the Dollar Equivalent of the principal amount of such Advance.

     "DOLLAR EQUIVALENT" means, with respect to an amount in an Alternate Currency on a given date, the amount of U.S. Dollars which Bank of America NT & SA could purchase with such amount at the Exchange Rate.

     "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of any State of the United States of America or the District of Columbia, all or substantially all of whose assets are located, and whose business is conducted, in one or more of any such States or District.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EURODOLLAR ADVANCE" means an Advance which bears interest at a Eurodollar Rate.

     "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate of interest per annum notified to the Agent by Bank of

America NT & SA as the rate of interest at which U.S. Dollar deposits in the approximate amount of the Advance to be made or continued as, or converted into, a Eurodollar Advance and having a maturity comparable to such Eurodollar Interest Period would be offered by Bank of America NT & SA to major banks in the interbank market at approximately 10:00 a.m. (Chicago time) two Business Days prior to the commencement of such Eurodollar Interest Period.

     "EURODOLLAR INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of 14 days, or one, two, three, six or 12 months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date 14 days, or one, two, three, six or 12 months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth or twelfth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth or twelfth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day. No Eurodollar Interest Period may end after the Revolving Credit Termination Date.

     "EURODOLLAR LOAN" means, with respect to a Lender, such Lender's portion of any Eurodollar Advance.

     "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "EXCHANGE RATE" means, in relation to the purchase of one currency (the "first currency") with another currency (the "second currency") on a given date, Bank of America NT & SA's spot rate of exchange at or about 11:00 a.m. London time on such date for the purchase of the first currency with the second currency, including any premium or costs payable in connection with such purchase.

     "FACILITY FEE" means a facility fee on the Aggregate Commitment in an amount equal to (a) 0.175% per annum when the Borrower has an Investment Grade Rating or (b) 0.25% per annum when the Borrower does not have an Investment Grade Rating; PROVIDED, that, if the Applicable Margin shall increase effective January 1, 1999 as provided in the definition of "Applicable Margin," the Facility Fee shall automatically increase effective January 1, 1999 to (x) 0.30% per annum when the Borrower has an Investment Grade Rating or (y) 0.425% per annum when the Borrower does not have an Investment Grade Rating.

     "FACILITY TERMINATION DATE" means the twentieth (20th) Payment Date following the Revolving Credit Termination Date.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "FINANCE CORP." means a special purpose vehicle created in connection with the Receivables Securitization, and a Subsidiary of the Borrower.

     "FIRST CHICAGO AGREEMENT" means the Second Amended and Restated Credit Agreement dated as of February 10, 1998 among the Borrower, certain lenders and the First National Bank of Chicago, as agent, as the same may from time to time be amended, supplemented or otherwise modified, and including any replacement credit facility among the Borrower and the lenders party thereto.

     "FIXED RATE ADVANCE" means (a) an Alternate Currency Advance, (b) a Eurodollar Advance or (c) a Quoted Rate Advance.

     "FIXED RATE LOAN" means, with respect to a Lender, such Lender's portion of any Fixed Rate Advance.

     "FLOATING RATE" means, for any day, a rate per annum equal to (a) the Alternate Reference Rate for such day plus (b) the Applicable Margin, changing when and as the Alternate Reference Rate changes.

     "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

     "FLOATING RATE LOAN" means, with respect to a Lender, such Lender's portion of any Floating Rate Advance.

     "FOREIGN ACCOUNTS" means Accounts with respect to which the obligor is a Person which is (i) organized under the laws of a jurisdiction other than the United States of America, any State of the United States of America or the District of Columbia, in the case of a Person which is not a natural person, or
(ii) a citizen of a country other than the United States of America, in the case of a natural person.

     "FOREIGN SUBSIDIARY" means any Subsidiary of the Borrower which is not a Domestic Subsidiary.

     "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens (other than Liens permitted pursuant to any of CLAUSES (a), (d), (e), (f), (h) and (k) of SECTION 6.15) or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, and (vi) net liabilities under currency or interest rate swap, exchange or cap agreements.

     "INTEREST PERIOD" means a Eurodollar Interest Period, a Transaction Rate Interest Period and/or a Quoted Rate Interest Period, as the case may be.

     "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to its officers, employees, agents and representatives made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "INVESTMENT GRADE RATING" means, in the context of the Borrower having an Investment Grade Rating, that the Borrower's senior unsecured long term debt is rated both (a) BBB- or better by Standard & Poor's Corporation and (b) Baa3 or better by Moody's Investor Service, Inc.

     "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "LENDING INSTALLATION" means (i) with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender and (ii) with respect to the Agent, any office, branch, subsidiary, affiliate or correspondent bank of the Agent.

     "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "LOAN" means, with respect to a Lender, such Lender's portion of any Advance.

     "LOAN DOCUMENTS" means this Agreement and the Notes.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, properties, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the

Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NOTE" means a promissory note, in substantially the form of EXHIBIT "A" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "NOTICE OF ASSIGNMENT" is defined in SECTION 12.3.2.

     "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

     "ORIGINAL CREDIT AGREEMENT" has the meaning provided in the first WHEREAS clause of this Agreement.

     "PARTICIPANTS" is defined in SECTION 12.2.1.

     "PAYMENT DATE" means the last day of each March, June, September and December.

     "PAYMENT NOTES" has the meaning provided in SECTION 6.12.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERCENTAGE" means, relative to any Lender, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%), determined by dividing the Aggregate Commitment by such Lender's Commitment, as such percentage may be adjusted from time to time pursuant to Assignment Agreement(s) executed by such Lender and its Purchaser(s) and delivered pursuant to SECTION 12.3.1.

     "PERSON" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "PURCHASERS" is defined in SECTION 12.3.1.

     "QUOTED RATE" means the rate of interest quoted by the Agent to the Borrower pursuant to SECTION 2.10 applicable to a Quoted Rate Advance.

     "QUOTED RATE ADVANCE" means any Advance bearing interest at the Quoted
Rate.

     "QUOTED RATE INTEREST PERIOD" means the period which shall begin on (and include) the date on which such Quoted Rate Advance is made and, unless the final maturity of such Quoted Rate Advance is accelerated, shall end on (but exclude) the subsequent day or any other day up to 90 days thereafter, as the Borrower may select in its relevant Borrowing Notice pursuant to SECTION 2.10; PROVIDED, HOWEVER, that:

             (a) absent such selection, the Borrower shall be deemed to have selected Floating Rate Advances in accordance with SECTION 2.10;

             (b) any such Quoted Rate Interest Period which would otherwise end on a day which is not a Business Day shall end on the next following Business Day; and

             (c) no Quoted Rate Interest Period may end after the Revolving Credit Termination Date.

     "RECEIVABLES SECURITIZATION" has the meaning provided in SECTION 6.13(f).

     "REFERENCE RATE" means, at any time, the rate of interest then most recently announced by the Lender at San Francisco, California as its reference rate.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more, but does not include any amounts payable under Capitalized Leases of such Person.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "REQUIRED LENDERS" means Lenders in the aggregate having at least 66-K% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-K% of the aggregate unpaid principal amount of the outstanding Advances.

     "RESERVE REQUIREMENT" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "RESTATEMENT EFFECTIVE DATE" has the meaning provided in SECTION 4.1.

     "RESTRICTED PAYMENTS" means collectively, all dividends (cash, stock, asset or otherwise) and all payments on any class of securities (specifically including all Subordinated Debt, but excluding any other debt securities) issued by the Borrower or any Subsidiary, whether such securities are now, or may hereafter be, authorized or outstanding and any payment by the Borrower or any Subsidiary on account of the purchase, redemption or retirement of any class of securities (specifically including all Subordinated Debt, but excluding all other debt securities) issued by it, and any distribution in respect to any of the foregoing, whether directly or indirectly.

     "REVOLVING CREDIT TERMINATION BALANCE" means the aggregate principal amount of Advances outstanding at the close of business on the Revolving Credit Termination Date after giving effect to any Advances made or repaid on such date.

     "REVOLVING CREDIT TERMINATION DATE" means May 27, 2001 or such later date to which the Revolving Credit Termination Date may be extended pursuant to
SECTION 2.2.

     "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

     "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "SUBORDINATED DEBT" means indebtedness of the Borrower or any Subsidiary evidenced by instruments containing provisions by which the payment of such indebtedness is postponed and subordinated to the payment of the Notes, which subordination provisions and the provisions for payment shall be in form and substance satisfactory to the Required Lenders as evidenced by their prior written consent thereto.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "TERMINATION BALANCE" means the aggregate principal amount of Advances outstanding on the Revolving Credit Termination Date after giving effect to any Advances made or paid on such date.

     "TRANSACTION RATE" means, with respect to an Alternate Currency Advance, such fixed rate per annum as the Borrower shall have requested in its Alternate Currency Borrowing Request for such Advance, and which each of the Banks, in its sole discretion, shall have agreed to for its respective Loan comprising such Advance.

     "TRANSACTION RATE INTEREST PERIOD" means, with respect to an Alternate Currency Advance, such number of days (not to exceed 180) as the Borrower shall have requested in its Alternate Currency Borrowing Request for such Advance, and which each of the Banks, in its sole discretion, shall have agreed to for its respective Loan comprising such Advance. No Transaction Rate Interest Period may end after the Revolving Credit Termination Date.

     "TRANSFEREE" is defined in SECTION 12.4.

     "TYPE" means (a) with respect to any U.S. Dollar Advance, its nature as a Floating Rate Advance, a Eurodollar Advance or a Quoted Rate Advance or (b) with respect to any Alternate Currency Advance, its nature as a Transaction Rate Advance.

     "UNFUNDED LIABILITIES" means the aggregate unfunded value of accumulated benefits under all Single Employer Plans, all determined in accordance with Agreement Accounting Principles as of the then most recent valuation date for such Plans.

     "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "U.S. DOLLAR ADVANCE" means an Advance denominated in U.S. Dollars.

     "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

     2.1. THE ADVANCES. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances at any time prior to or on the Revolving Credit Termination Date. The Advances may be U.S. Dollar Advances made pursuant to SECTION 2.1(a) or Alternate Currency Advances made pursuant to SECTION 2.1(b). No Advances may be requested or made subsequent to the Revolving Credit Termination Date. Principal payments made after the Revolving Credit Termination Date may not be reborrowed.

             (a) COMMITMENTS TO MAKE U.S. DOLLAR ADVANCES. From and including the date of this Agreement and to and including the Revolving Credit Termination Date, the Lenders severally agree, on the terms and conditions set forth in this Agreement, to make U.S. Dollar Advances to the Borrower from time to time in amounts such that, upon giving effect to each such U.S. Dollar Advance, the aggregate principal Dollar Amount of all Advances then outstanding shall not exceed the Aggregate Commitment then in effect; PROVIDED, that no Quoted Rate Advance shall be made (i) on or after the Revolving Credit Termination Date and (ii) unless each of the Lenders in its sole and absolute discretion has agreed (as provided in SECTION 2.10) to make its respective Loan comprising such requested Advance. The foregoing commitment to make U.S. Dollar Advances shall expire at the close of business on the Revolving Credit Termination Date.

             (b) DISCRETIONARY ALTERNATE CURRENCY ADVANCES. From and including the date of this Agreement and to but excluding the Revolving Credit Termination Date, the Lenders may, on the terms and conditions set forth in this Agreement, make Alternate Currency Advances to the Borrower from time to time; PROVIDED, that (i) any Alternate Currency Advance requested by the Borrower pursuant to SECTION 2.11 shall be made if, and only if, each of the Lenders in its sole and absolute discretion, has agreed in writing (as provided in SECTION 2.11) to make its respective Loan comprising such requested Advance and (ii) upon giving effect to each such Alternate Currency Advance, the aggregate principal Dollar Amount of all Advances then outstanding shall not exceed the Aggregate Commitment then in effect.

     2.2. EXTENSION OF REVOLVING CREDIT TERMINATION DATE. The initial Revolving Credit Termination Date shall be May 27, 2001. The Borrower may, not earlier than 180 days and not later than 60 days prior to each anniversary of the Restatement Effective Date execute and deliver to the Agent (who shall promptly forward a copy of the same to each of the Lenders) an Extension Letter in substantially the form of EXHIBIT "B" hereto, with appropriate insertions, requesting that the Revolving Credit Termination Date be extended for one year. Such request for an extension of the Revolving Credit Termination Date shall become effective if, and only if, each Lender shall, in its sole and absolute discretion, execute such Extension Letter and return copies thereof to the Agent and the Borrower prior to each such applicable anniversary of the Restatement Effective Date.

     2.3. MANDATORY PAYMENTS. The Borrower shall make the following mandatory payments on the Advances:

             (a) Each Alternate Currency Advance shall be repaid in full on the last day of its respective Transaction Rate Interest Period.

             (b) Each Advance outstanding on the Revolving Credit Termination Date shall be repaid in full on the Revolving Credit Termination Date (it being understood and agreed that, subject to the terms and conditions of this Agreement, the Borrower shall be entitled to make a final borrowing of one or more U.S. Dollar Advances pursuant to SECTION 2.1(a) on the Revolving Credit Termination Date).

             (c) If on the last day of any calendar month, it is determined by the Agent that the aggregate Dollar Amount of all outstanding Advances exceeds the Aggregate Commitment then in effect, the Borrower shall within three Business Days of demand by the Agent make a repayment (in U.S. Dollars) of the outstanding Advances in an amount which is at least sufficient to eliminate such excess.

             (d) The Revolving Credit Termination Balance shall be payable in twenty (20) equal, consecutive quarterly installments, commencing on the first Payment Date following the Revolving Credit Termination Date.

             (e) Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.4. FEES. The Borrower further agrees to pay to the Agent, for the ratable benefit of the Lenders, the Facility Fee for the period from the date hereof to and including the Revolving Credit Termination Date. The Facility Fee shall be payable quarterly in advance on the Restatement Effective Date and on each Payment Date thereafter. The obligations of the Borrower under this Section
2.4 shall survive the payment of the Advances and the termination of this Agreement.

     2.5. OPTIONAL REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower may permanently reduce the Aggregate Commitment in whole or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least 10 days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Advances. All accrued interest and fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.6. RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their respective Percentages.

     2.7. TYPES OF ADVANCES. The U.S. Dollar Advances may be Floating Rate Advances, Eurodollar Advances or Quoted Rate Advances, or a combination thereof, selected by the Borrower in accordance with SECTIONS 2.10 and 2.13. All Alternate Currency Advances shall be Transaction Rate Advances selected by the Borrower in accordance with SECTION 2.11.

     2.8. MINIMUM AMOUNT OF EACH ADVANCE. Each Fixed Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Aggregate Commitment.

     2.9. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon 5 days' prior notice to the Agent. Fixed Rate Advances may be paid prior to the last day of the applicable Interest Period, subject to compliance with SECTION 3.4; PROVIDED, however, that Quoted Rate Advances may not be repaid prior to the last day of their respective Interest Periods. Principal payments made after the Revolving Credit Termination Date shall be applied to the principal installments payable under SECTION 2.3(d) in the inverse order of maturity.

     2.10. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW U.S. DOLLAR ADVANCES. The Borrower shall select the Type and, in the case of each Eurodollar Advance or Quoted Rate Advance, the Interest Period applicable to each new Advance from time to time. The Borrower shall give the Agent irrevocable notice in substantially the form of EXHIBIT "C" hereto with appropriate insertions (a "BORROWING NOTICE") not later than (a) 1:00 p.m. (Chicago time) at least (i) one Business Day before the Borrowing Date of each Floating Rate Advance and (ii) two Business Days before the Borrowing Date for each Eurodollar Advance and (b) 11:30 a.m. (Chicago time) on the Borrowing Date for each Quoted Rate Advance, in each case specifying:

             (i) the Borrowing Date of such Advance, which shall be a Business Day, prior to or, in the case of a Eurodollar Advance or Floating Rate Advance, on the Revolving Credit Termination Date,

             (ii)   the aggregate amount of such Advance,

             (iii)  the Type of Advance selected, and

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             (iv)   in the case of each Eurodollar Advance or Quoted Rate
                    Advance, the Interest Period applicable thereto.

In the case of any Quoted Rate Advance, the Agent shall promptly inform each Lender of its receipt of such Borrowing Notice for a Quoted Rate Advance and of the interest rate it proposes to quote the Borrower therefor. If any Lender refuses to make the requested Quoted Rate Advance, such Quoted Rate Advance shall not be made. The Agent shall telephonically notify the Borrower of the Lenders' acceptance or refusal of such Borrowing Notice for a Quoted Rate Advance and, if such Borrowing Notice has been accepted, the pricing of such Quoted Rate Advance. The Borrower shall either accept or reject the Quoted Rate Advance upon receipt of such notice.

     2.11. METHOD OF REQUESTING ALTERNATE CURRENCY ADVANCES. The Borrower may from time to time in accordance with this Section 2.11 request the Lenders to make one or more Alternate Currency Advances. The Lenders shall have no obligation to make any such Alternate Currency Advance so requested by the Borrower. If, and only if, each of the Lenders in its sole and absolute discretion agrees, in the manner provided for in this Section 2.11, to make its respective Loan comprising any such Alternate Currency Advance, will such Alternate Currency Advance be made.

     In order to request an Alternate Currency Advance, the Borrower shall give the Agent a request in substantially the form of EXHIBIT "D" hereto with appropriate insertions (an "Alternate Currency Borrowing Request"), which request shall be irrevocable, not later than 10:00 a.m. (Chicago time) at least five Business Days before the requested Borrowing Date for such Alternate Currency Advance, specifying:

             (i) the Borrowing Date, which shall be a Business Day prior to the Revolving Credit Termination Date, of such Advance,

             (ii)   the aggregate amount of such Advance,

             (iii) the Alternate Currency in which such Advance is to be denominated,

             (iv)   the Transaction Rate for such Advance, and

             (v)    the Transaction Rate Interest Period for such Advance.

     Upon receipt of any such Alternate Currency Borrowing Request, the Agent shall promptly forward copies thereof to each of the Lenders. The requested Alternate Currency Advance will be made as requested if, and only if, each Lender shall, in its sole and absolute discretion, execute and return a copy of such Alternate Currency Borrowing Request to the Agent not later than 10:00 a.m. (Chicago time) at least three Business Days before the requested Borrowing Date for such Alternate Currency Advance. Upon such receipt of an executed copy of such Alternate Currency Borrowing Request from each of the Lenders (which copy may be a facsimile transmittal), the Agent shall promptly notify the Borrower and each of the Lenders of such acceptance, and thereupon the Lenders shall be jointly and severally committed to make the requested Alternate Currency Advance, subject to the terms and conditions of this Agreement. The making by the Lenders of any one or more Alternate Currency Advances shall not constitute a consent by the Lenders to make any subsequent Alternate Currency Advances, whether in the same or a different Alternate Currency.

     2.12. MAKING THE LOANS. Subject to SECTION 2.10, on each Borrowing Date, each Lender shall make available its Loan or Loans comprising the Advance or Advances to be made on such Borrowing Date (i) in the case of a Loan denominated in U.S. Dollars, not later than noon (Chicago time), in immediately available funds to the Agent at its address specified pursuant to Article XIII and (ii) in the case of a Loan denominated in an Alternate Currency, not later than noon (local time), in the city of the Agent's Lending Installation for such Alternate Currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Lending Installation for such currency. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.13. CONVERSION AND CONTINUATION OF OUTSTANDING U.S. DOLLAR ADVANCES. Outstanding U.S. Dollar Advances may be continued as or converted into U.S. Dollar Advances of the same or another Type as provided below in this Section 2.13; PROVIDED, that notwithstanding anything else in this Section 2.13 to the contrary, (a) outstanding U.S. Dollar Advances may not be converted into Alternate Currency Advances pursuant to this Section 2.13 and (b) outstanding Alternate Currency Advances may not be continued or converted pursuant to this
Section 2.13, but must be repaid on or prior to the last day of their respective Interest Periods pursuant to SECTION 2.3(a) and may only be reborrowed pursuant to SECTIONS 2.1(b) and 2.11.

     Each Floating Rate Advance shall continue as Floating Rate Advance unless and until such Floating Rate Advance is repaid pursuant to SECTION 2.9 or converted into a Eurodollar Advance or Quoted Rate Advance pursuant to this
Section 2.13. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of its respective Eurodollar Interest Period, at which time such Eurodollar Advance shall automatically be converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Continuation/Conversion Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Advance be continued as a Eurodollar Advance for a new Eurodollar Interest Period or converted into a Quoted Rate Advance. Each Quoted Rate Advance shall continue as a Quoted Rate Advance until the end of its respective Quoted Rate Interest Period, at which time such Quoted Rate Advance shall automatically be converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Continuation/Conversion Notice requesting that, at the end of such Quoted Rate Interest Period, such Quoted Rate Advance be continued as a Quoted Rate Advance for a new Quoted Rate Interest Period or converted into a Eurodollar Advance. Subject to the terms of SECTION 2.8, the Borrower may from time to time elect to convert all or any part of any Floating Rate Advance into a Eurodollar Advance or Quoted Rate Advance, to continue all or any part of any Eurodollar Advance as a Eurodollar Advance for a new Eurodollar Interest Period, to convert all or any part of any Eurodollar Advance into a Quoted Rate Advance, to continue all or any part of any Quoted Rate Advance as a Quoted Rate Advance for a new Quoted Rate Interest Period or to convert all or any part of any Quoted Rate Advance into a

Eurodollar Advance; PROVIDED, that any such continuation or conversion of an existing Eurodollar Advance or Quoted Rate Advance shall be made on, and only on, the last day of its respective Interest Period. The Borrower shall give the Agent irrevocable notice (a "CONTINUATION/CONVERSION NOTICE") of each continuation or conversion of an outstanding U.S. Dollar Advance as or into (a) a Eurodollar Advance not later than 1:00 p.m. (Chicago time) at least two Business Days prior to the date of or (b) not later than 11:30 a.m. (Chicago time) on the date of the requested continuation or conversion, specifying:

               (i) the requested date of such continuation or conversion, which date shall be a Business Day;

              (ii) the aggregate amount and Type of the U.S. Dollar Advance which is to be continued or converted; and

             (iii) the amount and Interest Period applicable to each Eurodollar Advance or Quoted Rate Advance which such U.S. Dollar Advance is to be continued as or converted into.

Notwithstanding anything to the contrary contained in this Section 2.13, (a) no U.S. Dollar Advance may be converted into or continued as a Eurodollar Advance at any time within 30 days of the Facility Termination Date, (b) no U.S. Dollar Advance may be continued as or converted into a Quoted Rate Advance (I) at any time on or after the Revolving Credit Termination Date and (II) unless the Borrower and each Lender have agreed upon a Quoted Rate for the applicable Quoted Rate Interest Period in accordance with the procedures set forth in
SECTION 2.10 applicable to new Quoted Rate Advances and (c) except with the consent of the Required Lenders, no U.S. Dollar Advance may be continued as or converted into a Eurodollar Advance or Quoted Rate Advance at any time when any Default or Unmatured Default has occurred and is continuing.

     2.14. RESTRICTIONS ON INTEREST PERIODS. No Interest Period may extend beyond a Payment Date on which principal of the Advances shall be payable unless outstanding principal of Floating Rate Advances and Fixed Rate Advances with Interest Periods ending prior to said Payment Date shall be at least equal to the amount so payable. No Interest Period shall extend beyond the Facility Termination Date. No more than 10 Interest Periods may be in effect at any one time. No more than three Quoted Rate Interest Periods may be in effect at any one time.

     2.15. CHANGES IN INTEREST RATE, ETC. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate and each change in the Applicable Margin applicable thereto. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to but excluding the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance, provided that the rate of interest on each Eurodollar Advance will change simultaneously with each change, during the applicable Eurodollar Interest Period, of the Applicable Margin.

     2.16. RATES APPLICABLE AFTER DEFAULT. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

     2.17. METHOD OF PAYMENT. (a) All payments of principal, interest and fees to be made by the Borrower hereunder or under the Notes in U.S. Dollars shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at such Lender's address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

     (b) Each Advance shall be repaid or prepaid in the currency in which it was made in the amount borrowed and interest payable thereon shall be paid in such currency. All payments to be made by the Borrower hereunder or under the Notes in any Alternate Currency shall be made in such Alternate Currency on the date due in such funds as may then be customary for the settlement of international transactions in such Alternate Currency for the account of the Agent, at its Lending Installation for such Alternate Currency. The Agent will promptly cause such payments to be distributed to each Lender in like funds and currency at such Lender's address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any Alternate Currency, currency control or exchange regulations are imposed in the country which issues such Alternate Currency with the result that different types of such Alternate Currency (the "New Currency") are introduced and the type of Alternate Currency in which the Advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder or under the Notes in such Alternate Currency shall be made in such amount and such type of the New Currency as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes in the Original Currency, it being the intention of the Borrower and the Lenders that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

     (c) On or before the time a principal payment is made on any of the Advances, the Borrower shall inform the Agent as to the proportionate application of such payment among the Floating Rate Advances, the Eurodollar Advances, the Quoted Rate Advances and the Alternate Currency Advances. In the absence of such instructions, the Agent shall apply such payment first to the outstanding Floating Rate Advances and then apply any remainder to the outstanding Eurodollar Advances, Quoted Rate Advances and Alternate Currency Advances in whatever proportion it shall determine in its sole discretion; PROVIDED, that as between Eurodollar Advances, as between Quoted Rate Advances and as between Alternate Currency Advances of the same Alternate Currency, the Agent shall endeavor to make such application (not otherwise disadvantageous to the Agent or the Lenders) as will mitigate the Borrower's liability to the Lenders under SECTION 3.4 as a consequence of such application.

     2.18. FOREIGN TAXES. (a) All payments made by the Borrower in respect of principal of and interest on the Advances and of all other amounts payable by it under this Agreement are payable without deduction for or on account of any present or future taxes, duties, withholdings or other charges levied or imposed by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority thereof or therein (herein called "FOREIGN TAXES"). If the Borrower shall be required by law to deduct or withhold any Foreign Taxes from any such amount payable by it hereunder or under any of the Notes to or for the account of any Lender, (i) such amount shall be increased as may be necessary so that, after making such deductions or withholdings (including any deductions or withholdings applicable to additional amounts payable pursuant to this Section), such Lender receives an amount equal to the amount it would have received had no such deductions or withholdings been made and (ii) the Borrower shall make such deductions and withholdings and pay the amount thereof to the relevant government, political subdivision or taxing authority at or prior to the time required to be paid under applicable law (and shall promptly furnish to the Agent, for the benefit of the Lenders, official receipts evidencing such payment). In addition, the Borrower will pay any present or future stamp or documentary taxes or similar taxes or levies imposed by any government, political subdivision or taxing authority referred to in the first sentence of this subsection arising from any payment by it hereunder or under any of the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the Notes (herein called "OTHER TAXES"). The Borrower will indemnify each Lender and the Agent for, and hold each Lender and the Agent harmless against, the full amount of Foreign Taxes or Other Taxes (including, without limitation, any Foreign Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid or payable by such Lender or the Agent and any liability of such Lender or the Agent relating thereto (including, without limitation, penalties, interest and expenses).

     (b) If the cost to any Lender of making or maintaining any Loan to the Borrower is increased, or the amount of any sum received or receivable by any Lender (or its applicable Lending Installation) is reduced, by an amount deemed by such Lender to be material, which increase or reduction (i) is due to any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith, and (ii) would not have occurred but for the fact that the Borrower (or one or more of its Subsidiaries) conducts business in a jurisdiction outside the United States of America, the Borrower shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Agent).

     (c) If, and to the extent that, any Lender shall actually receive a credit against its United States federal income tax liability for any Foreign Taxes or Other Taxes indemnified or paid by the Borrower pursuant to this Section, such Lender agrees to promptly notify the Borrower thereof and make reimbursement of such credit to the Borrower, provided that if such Lender reasonably believes that such credit may be subject to challenge, then such Lender shall thereupon enter into negotiations in good faith with the Borrower to determine when reimbursement of such credit can be made to the Borrower.

     (d) All tax receipts required to be delivered under this Section shall be originals, duplicate originals or duly certified or authenticated copies within the meaning of Treasury Regulation Section 1.905-2(a)(2).

     2.19. JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, nonappealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be), in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to such Lender or the Agent (as the case may be) in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under SECTION 11.2, such Lender or the Agent (as the case may be) agrees to remit such excess to the Borrower.

     2.20. NOTES; TELEPHONIC NOTICES. Each Lender shall, and is hereby authorized to, record the principal amount of each of its Loans and each repayment on the schedule attached to its Note (or to otherwise record the same in its usual practice) provided, however, that the failure to so record shall not affect the Borrower's obligations in respect of such Loans. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue U.S. Dollar Advances (it being understood and agreed that Alternate Currency Borrowing Requests must be in writing or by facsimile) and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     Upon receipt of its Note, each Lender will: (i) record the aggregate unpaid principal amount of the note dated September 9, 1996 (the "Original Note") issued under the Original Agreement in its records or, at its option, on the schedule attached to the Note as the aggregate unpaid principal amount of the Note; (ii) mark the Original Note as replaced by the Note; and (iii) promptly return the Original Note to the Borrower. Thereafter, all references in this Agreement and any and all instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith to the Original Note shall be deemed references to the Note. The replacement of the Original Note with the Note shall not be construed to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on, the Original Note outstanding at the time of replacement.

     2.21. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance or Quoted Rate Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.22. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Alternate Currency Borrowing Request, Continuation/Conversion Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Reference Rate.

     2.23. LENDING INSTALLATIONS. Each Lender may book its Loans at any one or more Lending Installations selected by such Lender and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation(s). Each Lender may from time to time, by written or facsimile notice to the Agent and the Borrower, designate a new Lending Installation through which Loans (or Loans in a particular currency) will be made by it and for whose account Loan payments (or Loan payments in a particular currency) are to be made. The Agent may from time to time, by written or facsimile notice to the Borrower and each Lender, designate a new Lending Installation at which Advances (or Advances in a particular currency) will be made available to the Borrower and at which payments on the Advances (or payments on Advances in a particular currency) are to be made by the Borrower.

     2.24. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.25. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form

1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

     3.1. YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

             (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

             (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

             (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduce any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

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     3.2.    CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and
Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. AVAILABILITY OF EURODOLLAR ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, (ii) the Required Lenders determine that deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (iii) the Required Lenders determine that the interest rate applicable to a Eurodollar Advance does not accurately reflect the cost of making or maintaining such Eurodollar Advance, then the Agent shall suspend the availability of any new Eurodollar Advances (whether pursuant to SECTION 2.10 or 2.13).

     3.4. FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Advance occurs on a date prior to the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower in its Borrowing Notice, Alternate Currency Borrowing Request or Continuation/Conversion Notice, as the case may be, as a consequence of any condition precedent to such Advance under SECTION 2.1 or ARTICLE IV not being satisfied or as a consequence of any failure by the Borrower to borrow such Advance when the same has been made available to it pursuant to SECTION 2.12, the Borrower will indemnify each Lender for any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance and, provided that such Lender has taken such reasonable action, if any, not disadvantageous to it, to mitigate the same, any other loss or cost incurred by such Lender resulting therefrom.

     3.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under SECTIONS 2.18, 3.1 and 3.2 or to

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avoid the unavailability of Eurodollar Advances under SECTION 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under
SECTION 2.18, 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail (and in accordance with Agreement Accounting Principles, where applicable) the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Eurodollar Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 2.18, 3.1,
3.2 and 3.4 shall survive payment of the obligations and termination of this Agreement.

     3.6. REFUND TO BORROWER. If, and to the extent that, any Lender shall actually receive a credit against its United States federal income tax liability or otherwise receive any rebate or refund from any government or governmental agency in respect of any amount paid by the Borrower pursuant to SECTION 3.1 or 3.2, such Lender agrees to promptly notify the Borrower thereof and make reimbursement of credit, rebate or refund to the Borrower, provided that if such Lender reasonably believes that such credit, rebate or refund may be subject to challenge, then such Lender shall thereupon enter into negotiations in good faith with the Borrower to determine when reimbursement of such credit, rebate or refund can be made to the Borrower.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1. CONDITIONS PRECEDENT TO THE RESTATEMENT EFFECTIVE DATE. This Agreement shall become effective on the date (the "Restatement Effective Date") on which the Borrower shall have furnished to the Agent, with sufficient copies for the Lenders:

      (i) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

     (ii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

    (iii) A certificate, signed by the chief financial officer of the Borrower stating that on the Restatement Effective Date no Default or Unmatured Default has occurred and is continuing.

     (iv) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of EXHIBIT "E" hereto.

      (v)    Note payable to the order of each of the Lenders.

     (vi) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2. EACH ADVANCE. The Lenders shall not be required to make any Advance, unless on the applicable Borrowing Date:

      (i)    There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in ARTICLE V are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

    (iii) If such Advance is a U.S. Dollar Advance, the Agent shall have received a duly completed Borrowing Notice from the Borrower pursuant to SECTION 2.10 and, in the case of any Quoted Rate Advance, such Borrowing Notice shall have been accepted by the Lenders pursuant to SECTION 2.10.

     (iv) If such Advance is an Alternate Currency Advance, the Agent shall have received a duly completed Alternate Currency Borrowing Request from the Borrower pursuant to SECTION 2.11, and such Alternate Currency Borrowing Request shall have been agreed to in writing by each of the Lenders pursuant to SECTION 2.11.

      (v) All legal matters incident to the making of such Advance shall be in accordance with this Agreement in the reasonable judgment of the Lenders and their counsel.

     Each Borrowing Notice or Alternate Currency Borrowing Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in paragraphs (i) and (ii) above and have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of EXHIBIT "G" hereto as a condition to making an Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1. CORPORATE EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2. AUTHORIZATION AND VALIDITY. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors, rights generally.

     5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4. FINANCIAL STATEMENTS. The May 31, 1997 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. MATERIAL ADVERSE CHANGE. Since May 31, 1997, there has been no change in the business, properties, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except for the filing of such returns and the payment of such taxes, if any, as (a) are

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being contested in good faith and as to which adequate reserves have been provided or (b) do not in the aggregate exceed $4,000,000 and the failure to file or pay for which could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended 1992. No tax liens have been filed other than those permitted pursuant to SECTION 6.16(a). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended May 31, 1997, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended May 31, 1997.

     5.8. SUBSIDIARIES. As of the date hereof, Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended May 31, 1997 contains an accurate description of all of the Borrower's presently existing Significant Subsidiaries (as defined in Regulation S-X of the Securities and Exchange Commission). All of the issued and outstanding shares of capital stock of all of the Borrower's Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur any withdrawal liability to Multiemployer Plans in an aggregate amount which, when added to the aggregate Unfunded Liabilities of all Single Employer Plans, would exceed of $10,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied in all respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.13. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.14. YEAR 2000 COMPLIANCE. The Borrower has conducted a comprehensive review and assessment of its computer applications and is in the process of making inquiry of its material suppliers, vendors and customers with respect to the Year 2000 Issue (as such term is defined below). Based on the foregoing review, the Borrower reasonably believes that the Year 2000 Issue, as it relates to the Borrower's computer applications, will not result in a Material Adverse Effect. "Year 2000 Issue" means, with respect to any Person, the ability or inability of all computer applications material to such Person's business and operations properly to perform date-sensitive functions for all dates before and after January 1, 2000. The Borrower is unable to determine the ultimate impact, if any, on the Borrower's operations resulting from the Year 2000 Issue relating to material suppliers, vendors and customers.

                                   ARTICLE VI

                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles and furnish to the
Lenders:

      (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by
             (a) any management letter prepared by said accountants, at the request of the Lenders, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

     (ii) At the request of the Lenders, within 90 days after the close of each fiscal year of the Borrower, for each active Subsidiary, an unaudited balance sheet as at the close of such fiscal year and an unaudited profit and loss statement for such fiscal year, all certified by the Borrower's chief financial officer or Treasurer.

    (iii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Borrower's chief financial officer or Treasurer.

     (iv) At the request of the Lenders, within 60 days after the close of the first three quarterly periods of each of its fiscal years, for each active Subsidiary, an unaudited balance sheet as at the close of each such period and an unaudited profit and loss statement for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Borrower's chief financial officer or Treasurer.

      (v) Together with the financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT "G" hereto signed by the Borrower's chief financial officer or Treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (vi) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA, except that the Borrower shall not be required to deliver such statement for any such fiscal year to the extent that such information is specifically set forth in the audit report for such fiscal year delivered to the Agent pursuant to CLAUSE (i) of this Section 6.1.

    (vii) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or Treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

   (viii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its

             Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries which, in the case of either clause (a) or clause (b), could reasonably be expected to have a Material Adverse Effect.

     (ix) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

      (x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (xi) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for the general corporate needs of the Borrower and its Subsidiaries and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to (i) purchase or carry any "margin stock" (as defined in Regulation
U), (ii) acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 or (iii) make any unfriendly Acquisition.

     6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of (i) the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which would have a Material Adverse Effect, or (ii) any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

     6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic or foreign corporation, as the case may be, in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; PROVIDED, that nothing contained in this Section 6.4 shall prohibit
(a) any Subsidiary from entering into a merger or consolidation otherwise permitted by SECTION 6.11 or (b) the liquidation of any Subsidiary substantially all of whose assets have been transferred to the Borrower or another Subsidiary in compliance with SECTION 6.12.

     6.5. TAXES. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which (a) are being contested in good faith and as to which adequate reserves have been provided or (b) do not in the aggregate exceed $4,000,000 and the failure to pay which could not reasonably be expected to have a Material Adverse Effect.

     6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

     6.10. RESTRICTED PAYMENTS. The Borrower will not, nor will it permit any Subsidiary to, declare or make any Restricted Payments, which together with all Restricted Payments made on or after May 31, 1995 would exceed an amount equal to the sum of (i) $20,000,000 plus (ii) 50% of Consolidated Net Income for the period commencing June 1, 1994 and extending to and including the last day of the fiscal year of the Borrower immediately preceding the date on which such Restricted Payment was made, said period to be taken as one accounting period, except that:

             (a) The Borrower may declare and pay dividends payable solely in stock of the Borrower of the same class as that on which such dividend is paid.

             (b) The Borrower may purchase, redeem or otherwise acquire or retire any class of its stock out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of the same class of such stock in addition to that now issued and outstanding.

             (c) Any Subsidiary may declare and pay dividends to the Borrower.

     6.11. MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that:

             (a) Any Domestic Subsidiary may merge or consolidate with the Borrower (providing the Borrower shall be the continuing or surviving corporation).

             (b) Any Domestic Subsidiary may merge or consolidate with any other Domestic Subsidiary which is a Wholly-Owned Subsidiary.

             (c) Any Foreign Subsidiary may merge or consolidate with any other Subsidiary which is a Wholly-Owned Subsidiary (provided that if a Domestic Subsidiary is involved, such Domestic Subsidiary shall be the continuing or surviving corporation).

     6.12. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, sell, lease, transfer, assign or otherwise dispose of (including, for the avoidance of doubt, in connection with a sale leaseback transaction), any of its assets (including, for the avoidance of doubt, the capital stock of Subsidiaries, but excluding (i) inventory sold in the ordinary course of the Borrower's or any Subsidiary's business, (ii) property formerly used in the Borrower's or any Subsidiary's business which is worn out or obsolete, (iii) assets of any Domestic Subsidiary transferred to the Borrower or to another Domestic Subsidiary which is a Wholly-Owned Subsidiary, (iv) assets of any Foreign Subsidiary transferred to the Borrower or to another Subsidiary which is a Wholly-Owned Subsidiary, (v) assets permitted to be sold or otherwise transferred pursuant to SECTION 6.13 and (vi) promissory notes ("PAYMENT NOTES") received as partial or full payment for assets sold) if, after giving effect thereto, the sum of all such assets transferred, assigned or otherwise disposed of during the twelve-month period ending with (and including) the month of such disposition either (a) represents more than 10% of Consolidated Assets determined as of the date of (and after giving effect to) such disposition or
(b) were responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries during such twelve-month period.

     6.13. SALE OF ACCOUNTS. Anything in SECTION 6.12 to the contrary notwithstanding, the Borrower will not, nor will it permit any Subsidiary to, sell, with or without recourse, transfer, assign, encumber or otherwise dispose of any of its notes or accounts receivable, leases or chattel paper (collectively referred to in this Section as "ACCOUNTS") to any Person, except that:

             (a) The Borrower or any Subsidiary may sell or otherwise dispose of any of its Accounts to the Borrower or any Subsidiary on terms and conditions which are in compliance with SECTION 6.19.

             (b) The Borrower or any Subsidiary may enter into any arrangement with another Person pursuant to which such Person collects the Accounts of the Borrower or such Subsidiary on behalf of the Borrower or such Subsidiary, so long as such arrangement does not provide for any transfer of title to, or any other interest in, such Accounts to such Person.

             (c) The Borrower or any Subsidiary may sell or otherwise dispose of its Foreign Accounts to any Person for the purposes of collection, provided that the aggregate face amount of all such Foreign Accounts so transferred by the Borrower and its Subsidiaries during any fiscal year of the Borrower shall not exceed an amount equal to 20% of the gross Accounts of the Borrower and its Subsidiaries as of the last day of the Borrower's immediately preceding fiscal year and determined from the Borrower's consolidated balance sheet delivered pursuant to SECTION 6.1(i).

             (d) The Borrower or any Subsidiary may sell or otherwise dispose of its Accounts which arise from the sale of machinery and equipment and have payment terms longer than 90 days and payable in installments.

             (e) The Borrower or any Subsidiary may sell or otherwise dispose of Payment Notes as permitted under SECTION 6.12.

             (f) The Borrower or any Subsidiary may sell or otherwise dispose of its interest in notes or accounts receivable on a limited recourse basis, provided that such transfer qualifies as a sale under Agreement Accounting Principles and that the amount of such financing does not exceed $50,000,000 at any one time outstanding (the "Receivables Securitization").

     6.14. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

             (a) Short-term obligations of, or fully guaranteed by, the United States of America.

             (b) Commercial paper rated A-1 or better by Standard and Poor's Ratings Services, a division of the McGraw Hill Companies, Inc. or P-1 or better by Moody's Investors Service, Inc.

             (c) Demand deposit accounts maintained in the ordinary course of business.

             (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

             (e) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in SCHEDULE "1" hereto.

             (f)    Loans by the Borrower to its Domestic Subsidiaries.

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             (g)    Equity Investments by AAR Financial Services Corp. in
     leveraged leases of aircraft, aircraft engines and related products.

             (h) Loans by the Borrower and its Subsidiaries to their respective officers and key employees in an aggregate amount not to exceed $4,000,000 at any one time outstanding.

             (i) Investments in any institutional money market fund (i) rated A-1 or better by Standard and Poor's Ratings Services, a division of the McGraw Hill Companies, Inc., (ii) rated P-1 or better by Moody's Investors Service, Inc. or (iii) that invests in High Quality Money Market Instruments. For purposes of this Agreement, "High Quality Money Market Instruments" are (i) U.S. dollar-denominated instruments that have a remaining maturity of 397 days or less and (ii) issued by an issuer that is rated in one of the two highest rating categories for short-term debt by any two nationally recognized statistical rating organizations ("NRSROs") or, if only one NRSRO has issued a rating, by that NRSRO, or if unrated, the investment advisor determines the issuer is of comparable quality.

             (j)    Investments evidenced by Payment Notes.

             (k) Any Acquisition that after giving effect thereto does not cause the sum of (i) Consolidated Funded Debt plus (ii) the aggregate amount of Contingent Obligations of the Borrower and its Subsidiaries to exceed 55% of Consolidated Total Capitalization.

             (l) Investments (including without limitation Investments in funds (insured or uninsured) managed by banks federally chartered by the United States of America and having stockholders' equity in excess of $150,000,000) in addition to those permitted under clauses (a) through (k) of this Section, PROVIDED that after giving effect thereto the aggregate amount of all such Investments for the Borrower and all Subsidiaries during the term of this Agreement shall not exceed the greater of (i) $6,000,000 or (ii) 20% of Consolidated Tangible Net Worth as of the last day of the Borrower's fiscal year immediately preceding the date on which any such Investment is made.

     In determining the amount of Investments permitted under this Section, Investments shall always be taken at the original cost thereof, regardless of any subsequent appreciation or depreciation therein, and loans and advances shall be taken at the principal amount thereof then remaining unpaid from time to time.

     6.15. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Borrower or any of its Subsidiaries, except:

             (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for

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     which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

             (b) Deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the repayment of Indebtedness), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of the Borrower's business or any Subsidiary's business.

             (c) Liens incurred by the Borrower or any Subsidiary in connection with the acquisition of property provided such Liens shall attach only to the property acquired in the transactions in which such Liens were created or assumed and shall secure only Indebtedness incurred to finance the cost of acquiring such property.

             (d) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

             (e) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

             (f) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

             (g) Liens existing on the date hereof and described in SCHEDULE "2" hereto.

             (h) Liens which secure only Indebtedness of any Domestic Subsidiary to the Borrower.

             (i) Subject to SECTION 6.14(c), Liens on property the purchase of which is being financed by the Borrower or any Domestic Subsidiary, as the case may be, by Letters of Credit issued for the account of the Borrower or any Domestic Subsidiary, as the case may be, provided such Liens secure only the Letter of Credit which is being used to finance the purchase of such property and provided further such Liens attach only to such property.

             (j) Liens incurred by the Borrower in connection with the real estate located in Wood Dale, Illinois, known as the Corporate Headquarters of the Borrower.

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             (k)    Liens incurred by the Borrower and its Subsidiaries in
     connection with the Receivables Securitization.

     6.16. RENTALS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any obligation for Rentals if, as a consequence thereof, obligations for Rentals created, incurred or suffered to exist in any one fiscal year shall be in an aggregate consolidated amount for the Borrower and its Subsidiaries in excess of 5% of Consolidated Revenues (as defined below) as at the end of the Borrower's fiscal year immediately preceding the date on which such obligation is entered into, on a non-cumulative basis from year to year. It is expressly agreed and understood that, for the purposes of this Section, any contract between the Borrower or any Domestic Subsidiary and the vendor of aircraft fuel shall not be considered a lease and any payments made under any such contract by the Borrower or any Domestic Subsidiary to such vendor shall not be considered a lease payment. "CONSOLIDATED REVENUES" shall mean the amount of "net revenues" as shown on the Borrower's consolidated income statement.

     6.17. RETIREMENT AND MODIFICATION OF SUBORDINATED INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, purchase, acquire, redeem or retire, or make any payment on account of principal of, any Subordinated Debt except at the stated maturity thereof or as required by mandatory prepayment provisions or sinking fund provisions relating thereto. The Borrower will not, nor will it permit any Subsidiary to, alter, amend, modify, rescind, terminate or waive, or permit any breach or event of default to exist under, any note or notes evidencing such Subordinated Debt.

     6.18. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction. The transactions entered into in connection with the Receivables Securitization shall be deemed to be arms-length transactions.

     6.19. WORKING CAPITAL. The Borrower will maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of at least 1.50 to 1.00.

     6.20. CONSOLIDATED NET WORTH. The Borrower will maintain at all times Consolidated Net Worth in an amount not less than the sum of (a) $260,000,000 PLUS (b) the net cash proceeds received by the Borrower from the sale of any of its capital stock on or after May 31, 1998 PLUS (c) an amount equal to the aggregate of one-third of Consolidated Net Income earned during each of its fiscal years beginning with its fiscal year commencing June 1, 1998, said fiscal years to be taken as one accounting period MINUS (d) amounts (not to exceed $10,000,000 in the aggregate for the purposes of this covenant) either used for the purchase or retirement of the Borrower's capital stock or representing the after-tax write-down of assets and associated costs on or after May 31, 1998.

     6.21. CONSOLIDATED SECURED LIABILITIES. The Borrower will maintain at all times Consolidated Secured Liabilities in an amount not in excess of $20,000,000. For purposes of

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calculating Consolidated Secured Liabilities hereunder the obligations of the
Borrower not in excess of $10,000,000, secured by the real estate located in Wood Dale, Illinois, known as the Corporate Headquarters of the Borrower, shall not be included.

     6.22. LIMITATION ON CONSOLIDATED FUNDED DEBT. The Borrower will not permit the sum of (i) Consolidated Funded Debt plus (ii) the aggregate amount of Contingent Obligations of the Borrower and its Subsidiaries to exceed 60% of Consolidated Total Capitalization.

     6.23. FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio of not less than 1.20:1:00 as of the last day of each fiscal quarter of the Borrower commencing on the date immediately preceding the Revolving Credit Termination Date and thereafter. The Fixed Charge Coverage Ratio shall be determined based on four of the previous five fiscal quarters of the Borrower that occurred immediately prior to the calculation date, at the Borrower's option.

     As used herein the following terms have the following meanings:

     "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (a) Consolidated Earnings Available for Fixed Charges to (b) Consolidated Fixed Charges for such period.

     "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" means, for any period, the sum of (i) Consolidated Net Income (excluding gains and losses from the sale of assets other than in the ordinary course of business and income or losses derived from discontinued operations), PLUS to the extent deducted in determining Consolidated Net Income (ii) all provisions for any federal, state, or other income taxes made by the Borrower and its Subsidiaries during such period, PLUS (iii) Consolidated Fixed Charges during such period, and PLUS (v) deferred financing costs for such period.

     "CONSOLIDATED FIXED CHARGES" means, without duplication, for any period, the sum of (i) current maturities for such period, (ii) interest expense on indebtedness (excluding capitalized leases) for such period, PLUS (iii) total rental expense under all leases other than capitalized leases, and PLUS (iv) imputed interest expense under capitalized leases for the Borrower and its Subsidiaries for such period.

     6.24. FIRST CHICAGO AGREEMENT. The Borrower will give the Lenders a copy of each amendment, supplement or other modification of the First Chicago Agreement within thirty (30) days, following execution thereof.

                                   ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

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     7.1.    Any representation or warranty made (or deemed made pursuant to
SECTION 4.2) by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Note when due or nonpayment of interest upon any Note or of any fees or other obligations under any of the Loan Documents within five Business Days after the same becomes due.

     7.3.    The breach by the Borrower of any of the terms or provisions of
SECTION 6.2, 6.3, 6.10 or 6.18; or the breach by the Borrower of any of the terms or provisions of SECTION 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, or 6.19
which is not remedied within 10 days after written notice from the Agent or any Lender.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under SECTION 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness (other than the Obligations), including, without limitation, with respect to the Receivables Securitization, in an aggregate principal amount exceeding $2,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any Indebtedness (other than the Obligations), including, without limitation, with respect to the Receivables Securitization, in an aggregate principal amount exceeding $2,000,000 was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries (other than the Obligations), including, without limitation, with respect to the Receivables Securitization, in an aggregate principal amount exceeding $2,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower or any of its Domestic Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or

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effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in SECTION 7.7.

     7.7. Without the application, approval or consent of the Borrower or any of its Domestic Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Domestic Subsidiaries or any substantial part of its property, or a proceeding described in SECTION 7.6(iv) shall be instituted against the Borrower or any of its Domestic Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8. Any Foreign Subsidiary shall have taken or instituted or permitted to be taken or instituted any action or proceeding, or any such action or proceeding is instituted against such Foreign Subsidiary, whereby a substantial amount of its property shall or may be assigned or in any manner transferred or delivered to any receiver, assignee, liquidator or other Person, whether appointed by such Foreign Subsidiary or by a court or by any governmental authority or any law, whereby such property shall or may be distributed among the creditors of such Foreign Subsidiary, provided the aggregate claims of all such creditors against such Foreign Subsidiary or against all such Foreign Subsidiaries shall exceed $1,000,000 and such action or proceeding remains undismissed or unstayed on appeal for a period of 90 days; or any governmental authority having jurisdiction shall have taken or instituted any action or proceeding for the dissolution or disestablishment of any Foreign Subsidiary or for the suspension of its operations, provided the assets of any such Foreign Subsidiary or the aggregate assets of all such Foreign Subsidiaries shall exceed $500,000 and such action or proceeding remains undismissed or unstayed on appeal for a period of 90 days; or all of the property of any Foreign Subsidiary shall have been condemned, seized or appropriated, provided the net assets of any such Foreign Subsidiary or the aggregate net assets of all such Foreign Subsidiaries shall exceed $1,000,000; or the total of all claims against any Foreign Subsidiary or all Foreign Subsidiaries resulting from any action or proceeding described in this Section 7.8 and the amount of assets or net assets, as the case may be, of any Foreign Subsidiary or all Foreign Subsidiaries which are subject to any action, proceeding, condemnation, seizure or appropriation described in this Section 7.8 shall exceed $1,000,000.

     7.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of the Borrower or any of its Subsidiaries.

     7.10. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.11. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000; or any Reportable Event shall occur in connection with any Plan; or the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all Unfunded Liabilities of all Single Employer Plans

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and all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability, exceeds $10,000,000.

     7.12. Any court, government or governmental agency shall find or hold, or formally notify the Borrower or any Subsidiary, that the Borrower or any Subsidiary (i) has violated any federal, state or local environmental, health or safety law or regulation, or (ii) bears responsibility for any removal or remedial or similar action in connection with the release by the Borrower or any other Person of any toxic or hazardous waste or substance into the environment, or is otherwise liable in any manner in connection with any such release; and such finding, holding or notification could reasonably be expected (taking into account the expected outcome of any legal appeals available to the Borrower or such Subsidiary, as well as the likelihood and extent of contribution from any other Persons who may be jointly and severally liable with the Borrower or such Subsidiary) to have a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents.

     7.13.   Any Change in Control shall occur.

     7.14.   [Intentionally omitted.]

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                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. ACCELERATION. If any Default described in SECTION 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or by written notice to the Borrower declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which the Borrower hereby expressly waives. The Required Lenders agree to give the Borrower prompt subsequent notice of any termination or suspension of the obligations of the Lenders to make Loans hereunder; PROVIDED, that the giving of such notice shall not be a condition to the effectiveness of any such termination or suspension.

     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

               (i) Extend the maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

              (ii) Reduce the percentage specified in the definition of Required Lenders.

             (iii) Extend the Revolving Credit Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under SECTION 2.3, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

              (iv)  Amend this Section 8.2.

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               (v)  Release any guarantor of any Advance or release all or substantially all of any collateral, if any, supporting the Obligations.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under SECTION 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. TAXES. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior

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agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent for any and all reasonable costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any and all reasonable costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of any term or condition contained in this Agreement or the other Loan Documents, or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent any of the foregoing arises solely from the gross negligence or wilful misconduct of the party requesting indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

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     9.11.   NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13. CONSENT TO JURISDICTION. THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BORROWER TO BRING PROCEEDINGS AGAINST THE AGENT OR ANY LENDER, OR THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER, IN THE COURTS OF ANY OTHER JURISDICTION.

     9.14. CONFIDENTIALITY. Each Lender agrees to use any confidential information which it may receive from the Borrower pursuant to this Agreement solely for the purposes of administering and monitoring this Agreement and to hold such confidential information in confidence, except for disclosure (i) to other Lenders and Affiliates of any Lender, (ii) to legal counsel, accountants, and other professional advisors to that Lender who are advised of and agree to be bound by this Section 9.14, (iii) to regulatory officials, (iv) as requested pursuant to or as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by SECTION 12.4; PROVIDED that in the case of each of the preceding CLAUSES (iv) and (v), such Lender agrees, to the extent reasonably possible and to the extent that it is legally permitted to do so, to give the Borrower prior notice of such disclosure and not resist any efforts by the Borrower to obtain confidential treatment therefor.

     9.15. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                    ARTICLE X

                                    THE AGENT

     10.1. APPOINTMENT. Bank of America NT & SA is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7. RELIANCE ON DOCUMENTS: COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably according to their respective Percentages (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

     10.9. RIGHTS AS A LENDER. With respect to its Commitment, Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

     11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, so long as any Default has occurred and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations then due and owing to such Lender.

     11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 2.18, 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its Percentage of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably according to their respective Percentages. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3. Notwithstanding CLAUSE (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2.   PARTICIPATIONS.

             12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. Any Lender selling such participating interests to a Participant agrees to promptly notify the Borrower of such sale and the identity of such Participant. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

             12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

             12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
     SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

     12.3.   ASSIGNMENTS.

             12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT "H" hereto. Unless a Default has occurred and is continuing, the written consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall be in form and substance satisfactory to the Agent and shall not be unreasonably withheld.

             12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as EXHIBIT "I" to EXHIBIT "H" hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; PROVIDED that each Transferee and prospective Transferee agrees in writing for the benefit of the Borrower to be bound by SECTION 9.14.

     12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.25.

                                  ARTICLE XIII

                                     NOTICES

     13.1. GIVING NOTICE. Except as otherwise permitted by SECTION 2.20 with respect to Borrowing Notices and Continuation/Conversion Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

             COUNTERPARTS, TERMINATION OF ORIGINAL CREDIT AGREEMENT

                                AND EFFECTIVENESS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. By their execution of this Agreement, each of the Borrower and the Lenders hereby agree that as of the Restatement Effective Date the Original Credit Agreement shall be terminated and of no further force and effect, except for the terms and provisions of the Original Credit Agreement which expressly survive the termination thereof and except for the Borrower's obligation to repay all accrued and unpaid fees thereunder in accordance with the terms thereof. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex, facsimile or telephone, that it has taken such action.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                             AAR CORP.


                             By: /s/ Timothy J. Romenesko
                                 --------------------------------------------

                             Title: Vice President
                                    -----------------------------------------
                                      1100 North Wood Dale Road
                                      Wood Dale, Illinois 60191

                             Attention: Timothy J. Romenesko
                                        Vice President - Chief Financial Officer

Commitment:                  BANK OF AMERICA NATIONAL TRUST AND
$50,000,000                    SAVINGS ASSOCIATION, as a Lender and as
                               the Issuer

                             By: /s/ Steven J. Standbridge
                                 --------------------------------------------

                             Title: Vice President
                                    -----------------------------------------
                                      231 South La Salle Street
                                      Chicago, Illinois 60697

                             Attention:

                             BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as the Agent

                             By: /s/ David A. Johanson
                                 --------------------------------------------

                             Title: Vice President
                                    -----------------------------------------
                                      231 South LaSalle Street
                                      Chicago, Illinois 60697

                             Attention:


DOCUMENT NUMBER:

                                  SCHEDULE "l"

                                OTHER INVESTMENTS
                               (See Section 6.14)

INVESTMENT                      INVESTMENT                      AMOUNT OF
   IN                              BY                          INVESTMENT

                                      NONE

                                  SCHEDULE "2"

                                      LIENS
                               (See Section 6.15)

Mortgage lien on facilities located in Frankfort, New York to secure indebtedness of Subsidiary AAR Engine Component Services, Inc. to Norstar Bank in connection with Industrial Revenue Bond financing of such facilities.

Mortgage lien on facilities located in Aberdeen, North Carolina to secure indebtedness of Subsidiary AAR Brooks and Perkins Corp. to North Carolina National Bank in connection with Industrial Revenue Bond financing of such facilities.

Security interest in aircraft and related equipment to secure indebtedness of AAR Financial Services Corp. in connection with ownership of such aircraft and related equipment.

                                   EXHIBIT "A"

                        SECOND AMENDED AND RESTATED NOTE

$___________________                                          as of May 27, 1998

     For value received, AAR Corp., a Delaware corporation (the "BORROWER"), promises to pay to the order of _______________ (the "LENDER"), for the account of its applicable Lending Installation, the lesser of the principal sum of _________________ or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement referred to below, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Advances in full on the Facility Termination Date and shall make such other mandatory payments as are required to be made pursuant to Section 2.3 of the Credit Agreement. All such payments of principal and interest shall be made (i) if in U.S. Dollars, in lawful money of the United States in immediately available funds at the main office of Bank of America National Trust and Savings Association, as Agent, in Chicago, Illinois or (ii) if in any other currency, in such funds as may then be customary for the settlement of international transactions in such other currency at the place specified for payment thereof pursuant to the Credit Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder; PROVIDED, that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Note is issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of May 27, 1998, as it may be amended, supplemented, extended or otherwise modified from time to time, among the Borrower, Bank of America National Trust and Savings Association, individually and as Agent, and the lenders named therein, including the Lender (the "CREDIT AGREEMENT"). Reference is hereby made to the Credit Agreement for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

     This Note is a restatement of the indebtedness evidenced by, and is a replacement of, that certain Note of the Borrower dated September 9, 1996 in the face principal amount of $_________ payable to the order of the Lender, and nothing contained herein or in the Credit Agreement shall be construed to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on, said Note outstanding at the time of its replacement by this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANK.

                                              AAR CORP.


                                              By:
                                                 -------------------------------

                                              Title:
                                                    ----------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                  SECOND AMENDED AND RESTATED NOTE OF AAR CORP.
                            Dated as of May 27, 1998

                            PRINCIPAL       CURRENCY        MATURITY       PRINCIPAL
                 TYPE OF    AMOUNT OF          OF         OF INTEREST       AMOUNT           UNPAID
      DATE         LOAN       LOAN           PERIOD          PAID            PAID           BALANCE
      ----       -------    ---------       --------      -----------      ---------        -------




                                   EXHIBIT "B"

                                EXTENSION LETTER


                                                               ___________, ____


To: Bank of America NT & SA, as Agent for the Lenders party to the Credit Agreement referred to below

      Re: PROPOSED EXTENSION OF THE REVOLVING CREDIT TERMINATION DATE

Ladies/Gentlemen:

     We make reference to that certain Second Amended and Restated Credit Agreement dated as of May 27, 1998, among AAR Corp., the Lenders party thereto and Bank of America National Trust and Savings Association, as Agent for the Lenders, as it may from time to time be amended, modified, renewed or extended (the "Credit Agreement"). All capitalized terms used herein shall have the meanings attributed to them in the Credit Agreement.

     The Revolving Credit Termination Date currently in effect under the Credit Agreement is __________, ____.

     The Borrower desires to extend the Revolving Credit Termination Date by one year and accordingly requests hereby that the Lenders agree to extend the Revolving Credit Termination Date to __________, 20__.

     If the foregoing proposed extension of the Revolving Credit Termination Date meets with your approval, please so indicate by executing and returning to both the Agent and the Borrower the accompanying copy of this letter. Upon receipt by both the Agent and the Borrower of counterparts of this letter executed by each of the Lenders, the Revolving Credit Termination Date under the Credit Agreement shall henceforth be __________, 20__.

                                               Sincerely yours,


                                               AAR CORP.

     By:
        --------------------------------

     Title:
           -----------------------------

ACCEPTED AND AGREED TO:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

By:
   ----------------------------

Title:
      -------------------------

[Add Signature Lines for all Lenders]

                                   EXHIBIT "C"

                                BORROWING NOTICE

                                                            ______________, ____

To: Bank of America NT & SA, as Agent for the Lenders party to the Credit Agreement referred to below

      Re: U.S. DOLLAR BORROWING NOTICE

Ladies/Gentlemen:

     We make reference to that certain Second Amended and Restated Credit Agreement dated as of May 27, 1998, among AAR Corp., the Lenders party thereto and Bank of America National Trust and Savings Association, as Agent for the Lenders, as it may from time to time be amended, modified, renewed or extended (the "Credit Agreement"). All capitalized terms used herein shall have the meanings attributed to them in the Credit Agreement.

     The Borrower hereby gives irrevocable notice pursuant to Section 2.10 of the Credit Agreement for the following U.S. Dollar Advance(s)(1):

Borrowing Date: ______________, ____(2)


PRINCIPAL AMOUNT(3)             TYPE OF ADVANCE(4)         INTEREST PERIOD(5)
-------------------             ------------------         ------------------



                                       Sincerely yours,

                                       AAR CORP.

     By:
        ---------------------------------
     Title:
           ------------------------------

----------
(1) No Quoted Rate Advance will be made unless the provisions of Section 2.10 of the Credit Agreement applicable thereto are met.

(2) Borrowing Date must be a Business Day prior to or on the Revolving Credit Termination Date.

(3)  Subject to the minimum amount requirements set forth in Section 2.8.

(4)  Specify Floating Rate Advance, Eurodollar Advance or Quoted Rate Advance.

(5) Applicable to Eurodollar Advances and Quoted Rate Advances only. See definitions of "Eurodollar Interest Period" and "Quoted Rate Interest Period" and Section 2.14 (Restrictions on Interest Periods).

                                   EXHIBIT "D"

                      ALTERNATE CURRENCY BORROWING REQUEST

                                                             _____________, ____


To:  Bank of America NT & SA,
     as Agent for the Lenders party to the
     Credit Agreement referred to below

     Re: ALTERNATE CURRENCY BORROWING REQUEST

Ladies/Gentlemen:

     We make reference to that certain Second Amended and Restated Credit Agreement dated as of May 27, 1998, among AAR Corp., the Lenders party thereto and Bank of America National Trust and Savings Association, as Agent for the Lenders, as it may from time to be amended, modified, renewed or extended (the "Credit Agreement"). All capitalized terms used herein shall have the meanings attributed to them in the Credit Agreement.

     The Borrower hereby gives its irrevocable request, pursuant to Section 2.11 of the Credit Agreement, for the following Alternate Currency Advance(s):

Borrowing Date: _______________, 19__(1)

PRINCIPAL           ALTERNATE          TRANSACTION         TRANSACTION RATE
AMOUNT(2)           CURRENCY           RATE(3)             INTEREST PERIOD(4)
---------           ---------          -----------         ------------------



     If the foregoing requested Alternate Currency Advance(s) meets with your approval, please so indicate by executing and returning to the Agent the accompanying copy of this Request. Upon receipt by the Agent prior to the time specified in Section 2.11 of Credit Agreement of counterparts of this Request executed by each of the Lenders, the Lenders shall be severally committed to make the Alternate Currency Advance(s) requested hereby, subject to the terms and conditions of the Credit Agreement.

                                        Sincerely yours,

                                        AAR CORP.

     By:
        ----------------------------------

     Title:
           -------------------------------

ACCEPTED AND AGREED TO:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

By:
   ----------------------------------

Title:
      -------------------------------

[Add Signature Lines for all Lenders]


----------
     (1) Borrowing Date must be a Business Day prior to the Revolving Credit Termination Date.

     (2)  Subject to the minimum amount requirements set forth in Section 2.8.

     (3)  Specify an absolute fixed rate of interest per annum.

     (4)  Insert a fixed number of days (not to exceed 180 days).

                                   EXHIBIT "E"


                                                                    May 27, 1998


The Lenders who are parties to the
Credit Agreement described below:

Gentlemen/Ladies:

     We are counsel for AAR Corp., a Delaware corporation (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Second Amended and Restated Credit Agreement among the Borrower, Bank of America National Trust and Savings Association, individually and as Agent, and the Lenders named therein, providing for Advances in an aggregate principal amount not exceeding $50,000,000 at any one time outstanding and dated as of May 27, 1998 (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

     We have examined the Borrower's articles of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

     1. The Borrower and each Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their states of incorporation and have all requisite authority to conduct their business in each jurisdiction in which their business is conducted.

     2. The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not:

             (a)    require any consent of the Borrower's shareholders;

             (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries; or

             (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

     3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     4. Except as set forth in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended _______________, 199_, there is no litigation or proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

     5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower of the Obligations.

     This opinion may be relied upon by the Lenders and their participants, assignees and other transferees. No opinion is expressed herein as to the relation between the Agent and the Lenders or the relation between the Lenders.

                                                Very truly yours,


     -----------------------------------

                                   EXHIBIT "F"

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:  Bank of America NT & SA
     231 S. LaSalle Street
     Chicago, Illinois 60697
     as Agent (the "Agent")
     under the Credit Agreement
     described below

Re: Second Amended and Restated Credit Agreement, dated May 27, 1998 (as the same may be amended or modified, the "Credit Agreement"), among AAR Corp. (the "Borrower"), the Agent, and the Lenders named therein

     Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.20 of the Credit Agreement.

Facility Identification Number(s)                                       ________

Customer/Account Name                                                   ________

Transfer Funds To                                                       ________


For Account No.                                                         ________


Reference/Attention To                                                  ________


Authorized Officer (Customer Representative)               Date_________________


---------------------------------                    ----------------------

       (Please Print)                                      Signature

Bank Officer Name                                    Date__________________


---------------------------------                    ----------------------

       (Please Print)                                      Signature


     (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT "G"

                             COMPLIANCE CERTIFICATE


To:  The Lenders parties to the
     Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of May 27, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the lenders party thereto and Bank of America National Trust and Savings Association, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFY THAT:

     1.      I am the duly elected ___________________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in PARAGRAPH 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. SCHEDULE I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to PARAGRAPH 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         ------------------------------------------------------

         ------------------------------------------------------

         ------------------------------------------------------

     The foregoing certifications, together with the computations set forth in
SCHEDULE I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______________,
____.


     -------------------------

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

          Schedule Of Compliance as of __________, ____ with Provisions of Sections 6.19, 6.20, 6.21, 6.22 and 6.23 of the Agreement

                                   EXHIBIT "H"

                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between ____________________ (the "Assignor") and _________________ (the "Purchaser") is
dated as of ______________, ____. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Second Amended and Restated Credit Agreement, dated as of May 27, 1998 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement"), among AAR Corp. (the "Borrower"), certain lenders party thereto and Bank of America National Trust and Savings Association, as agent for such lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. The Assignor desires to assign to the Purchaser, and the Purchaser desires to assume from the Assignor, an undivided interest (the "Purchased Percentage") in the Commitment of the Assignor such that after giving effect to the assignment and assumption hereinafter provided, the Commitment of the Purchaser shall equal $_______________ and its Percentage shall equal _____%.

     2. ASSIGNMENT. For and in consideration of the assumption of obligations by the Purchaser set forth in SECTION 3 hereof and the other consideration set forth herein, and effective as of the Effective Date (as hereinafter defined), the Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to the Purchased Percentage of (i) the Commitment of the Assignor (as in effect on the Effective Date), (ii) any Loan outstanding on the Effective Date and (iii) the Credit Agreement and the other Loan Documents. Pursuant to Section 12.3.2 of the Credit Agreement, on and after the Effective Date the Purchaser shall have the same rights, benefits and obligations as the Assignor had under the Loan Documents with respect to the Purchased Percentage of the Loan Documents, all determined as if the Purchaser were a "Lender" under the Credit Agreement with _____% of the Aggregate Commitment. The Effective Date shall be the later of _______________, ____ or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of EXHIBIT "I" attached hereto and any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement have been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Purchaser to the Assignor on the Effective Date under SECTIONS 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Purchaser of the proposed Effective Date on the Business Day prior to the proposed Effective Date.

     3. ASSUMPTION. For and in consideration of the assignment of rights by the Assignor set forth in SECTION 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, the Purchaser does hereby accept that assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of the Assignor under the Credit Agreement which are assigned to the Purchaser hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Aggregate Commitment in accordance with the provisions set forth in the Credit Agreement as if the Purchaser were a "Lender" under the Credit Agreement with _____% of the Aggregate Commitment. The Purchaser agrees to be bound by all provisions relating to "Lenders" under and as defined in the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification.

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Purchaser shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's Commitment and Loans. The Purchaser shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date. In consideration for the transfer to the Purchaser of the Purchased Percentage of the Loans made by the Assignor which are outstanding on the Effective Date, (i) with respect to all Floating Rate Loans made by the Assignor outstanding on the Effective Date, the Purchaser shall pay the Assignor, on the Effective Date, an amount equal to the Purchased Percentage of all such Floating Rate Loans; and (ii) with respect to each Fixed Rate Loan made by the Assignor outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Purchaser or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "PAYMENT DATE"), the Purchaser shall pay the Assignor an amount equal to the Purchased Percentage of such Fixed Rate Loan. On and after the Effective Date, the Purchaser will also remit to the Assignor any amounts of interest on Loans and fees received from the Agent which relate to the Purchased Percentage of Loans made by the Assignor accrued for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Fixed Rate Loans, and not heretofore paid by the Purchaser to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Purchaser hereunder, the Purchaser shall pay to the Assignor interest for such period on such Fixed Rate Loan at the applicable rate provided by the Credit Agreement. In the event that either party hereto receives any payment to which the other is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     [5.     FEES PAYABLE BY PURCHASER. On each day on which the Purchaser receives a payment of interest or fees under the Credit Agreement (other than a payment of interest or fees which the Purchaser is obligated to deliver to the Assignor pursuant to SECTION 4 hereof, which shall be excluded in determining fees payable to the Assignor pursuant to this Section) the Purchaser shall pay to the Assignor a fee. The amount of such fee shall be the difference between
(i) the amount of such interest or fee, as applicable, received by the Purchaser and (ii) the amount of the interest or fee, as applicable, which would have been received by the Purchaser if each interest rate was _____of 1% less than the interest rate paid by the Borrower or if the fee was _____ of 1% less than the fee paid by the Borrower, as applicable. In addition, the Purchaser agrees to pay _____% of the fee required to be paid to the Agent pursuant to Section __________ of the Credit Agreement.]

     6. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. The Purchaser represents and warrants to the Assignor that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Purchaser deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Purchaser and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of the Credit Agreement, any other Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents, except for its or their own bad faith or willful misconduct.

     7. INDEMNITY. The Purchaser agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Purchaser's performance or non-performance of obligations assumed under this Assignment Agreement.

     8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Purchaser shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Purchaser hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, (ii) the assignee under such assignment from the Purchaser shall agree to assume all of the Purchaser's obligations hereunder in a manner satisfactory to the Assignor and (iii) the Purchaser is not thereby released from any of its obligations to the Assignor hereunder.

     9. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage of the Aggregate Commitment assigned to the Purchaser shall remain the percentage specified in SECTION 1 hereof and the dollar amount of the Commitment of the Purchaser shall be recalculated based on the reduced Aggregate Commitment.

     10. ENTIRE AGREEMENT. This Assignment Agreement and the attached consent embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                              [NAME OF ASSIGNOR]

     By:
        ---------------------------------

     Title:
           ------------------------------

     ------------------------------------

     ------------------------------------


                                              [NAME OF PURCHASER]

     By:
        ---------------------------------

     Title:
           ------------------------------

     ------------------------------------

     ------------------------------------

                           EXHIBIT "I" TO EXHIBIT "H"

                                     NOTICE

                                  OF ASSIGNMENT

To:   AAR CORP.

      ---------------

      ---------------

      BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent under the Credit Agreement
      Described Below.

From: [NAME OF ASSIGNOR]

      [NAME OF PURCHASER]

                              ______________, ____


     1. We refer to that Second Amended and Restated Credit Agreement, dated as of March 10, 1998 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement") among AAR Corp. (the "Borrower"), certain lenders party thereto (each a "Lender"), including _____________ (the "Assignor") and Bank of America National Trust and Savings Association, as agent for the Lenders (as such, the "Agent"). Capitalized terms used herein and in any consent delivered in connection herewith and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

     3. The Assignor and ________________ (the "Purchaser") have entered into an Assignment Agreement, dated as of __________, ____, pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Purchaser, and the Purchaser has purchased, accepted and assumed from the Assignor, an undivided interest in and to all of the Assignor's rights and obligations under the Credit Agreement such that Purchaser's Percentage shall equal _____%, effective as of the "Effective Date" (as hereinafter defined). The "EFFECTIVE DATE" shall be the later of __________, ____ or two Business Days (or such shorter period as agreed to by he Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Purchaser has not been satisfied.

     4. As of this date, the percentage of the Assignor in the Aggregate Commitment and Advances is _____%. As of the Effective Date, the Percentage of the Assignor will be _____% (as such Percentage may be reduced or increased by assignments which become effective prior to the assignment to the Purchaser becoming effective) and the Percentage of the Purchaser will be _____%.

     5. The Assignor and the Purchaser hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before __________, ____ to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Purchaser. At the request of the Agent, the Assignor will give the Agent written confirmation of the occurrence of the Effective Date.

     6. The Purchaser hereby accepts and assumes the assignment and delegation referred to herein and agrees as of the Effective Date (i) to perform fully all of the obligations under the Credit Agreement which it has hereby assumed and (ii) to be bound by the terms and conditions of the Credit Agreement as if it were a "Lender".

     7. The Assignor and the Purchaser request and agree that any payments to be made by the Agent to the Assignor on and after the Effective Date shall, to the extent of the assignment referred to herein, be made entirely to the Purchaser, it being understood that the Assignor and the Purchaser shall make between themselves any desired allocations.

     8. The Assignor or the Purchaser shall pay to the Agent on or before the Effective Date the processing fee of $2,500 required by Section 12.3.2 of the Credit Agreement.

     9. The Assignor and the Purchaser request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement Notes, to the Assignor and the Purchaser in accordance with Section 12.3.2 of the Credit Agreement. The Assignor agrees to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the amount set forth above.

     10. The Purchaser advises the Agent that the address listed below is its address for notices under the Credit Agreement:


                         ------------------------------

                         ------------------------------

                         ------------------------------


ASSIGNOR                                             PURCHASER

By:                                         By:
   -------------------------------             -----------------------------

Title:                                      Title:
      ----------------------------                --------------------------


DOCUMENT NUMBER:

                              FIRST AMENDMENT DATED
                             AS OF DECEMBER 28, 1998
                 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 27, 1998

     THIS AMENDMENT, dated as of December 28, 1998 is entered into among AAR CORP., a Delaware corporation (the "BORROWER"), the Lenders listed from time to time on the signature pages of the Agreement (as hereinafter defined), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (successor by merger to Bank of America Illinois, formerly known as Continental Bank N.A.) (the "AGENT").

                                    RECITALS:

     A. The Borrower, the Agent and the Lenders have entered into a Second Amended and Restated Credit Agreement dated as of May 27, 1998 (said Second Amended and Restated Credit Agreement shall hereinafter be referred to as the "AGREEMENT"; the terms defined in the Agreement and not otherwise defined herein shall be used herein in the Agreement).

     B. The Borrower, the Agent and the Lenders wish to amend certain provisions of the Agreement.

     C.      Therefore, the parties hereto agree as follows:

     1.      AMENDMENTS TO THE AGREEMENT.

             1.1 ARTICLE I OF THE AGREEMENT. ARTICLE I, DEFINITIONS, of the Agreement is hereby amended as of the date hereof by deleting the defined terms, "Applicable Margin" and "Facility Fee" and inserting the following in lieu thereof, respectively:

             "APPLICABLE MARGIN" means,

             (i) with respect to any Eurodollar Advance, (A) at all times prior to the Revolving Credit Termination Date, 0.225% when the Borrower has an Investment Grade Rating and 0.50% when the Borrower does not have an Investment Grade Rating and
                    (B) at all times after the Revolving Credit Termination Date, 0.75% when the Borrower has an Investment Grade Rating, and 1.50% when the Borrower does not have an Investment Grade Rating, or

             (ii) with respect to any Floating Rate Advance, zero % at all times when the Borrower has an Investment Grade Rating and 0.50% at all times when the Borrower does not have an Investment Grade Rating.

             "FACILITY FEE" means a facility fee on the Aggregate Commitment in an amount equal to (a)0.175% per annum when the Borrower has an Investment Grade Rating or (b) 0.25% per annum when the Borrower does not have an Investment Grade Rating.

     2. WARRANTIES. To induce the Lenders and the Agent to enter into this Amendment, the Borrower warrants that:

             2.1 AUTHORIZATION. The Borrower is duly authorized to execute the deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

             2.2 NO CONFLICTS. The execution and delivery of this Amendment, and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

             2.3 VALIDITY AND BINDING EFFECT. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     3.      GENERAL.

             3.1 EXPENSES. The Borrower agrees to pay the Agent upon demand for all reasonable expenses, including reasonable attorneys' fees, incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment.

             3.2 LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

             3.3 SUCCESSORS. This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

             3.4 CONFIRMATION OF THE AGREEMENT. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

             3.5 REFERENCES TO THE AGREEMENT. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                                             AAR CORP.


                                             By: /s/ Timothy J. Romenesko
                                                --------------------------------

                                             Title: Vice President
                                                   -----------------------------

                                             BANK OF AMERICA NATIONAL TRUST AND
                                              SAVINGS ASSOCIATION, as a Lender
                                              and as the Issuer


                                             By: /s/ J. Gates Jr.
                                                --------------------------------

                                             Title: Vice President
                                                   -----------------------------

                                             BANK OF AMERICA NATIONAL TRUST AND
                                              SAVINGS ASSOCIATION, as the Agent


                                             By: /s/ David A. Johanson
                                                --------------------------------
                                             Title:  David A. Johanson
                                                   -----------------------------
                                                     Vice President

                                                                  EXECUTION COPY

                               SECOND AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "SECOND AMENDMENT"), is made and dated as of February 5, 2002 among AAR Corp., a Delaware corporation ("BORROWER"), the Lenders party hereto ("LENDERS"), and BANK OF AMERICA, N.A., as Agent (in such capacity, "AGENT").

                                    RECITALS

     1. The Borrower, the Lenders and the Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of May 27, 1998, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of December 28, 1998 (as heretofore amended, the "EXISTING CREDIT AGREEMENT").

     2. The Borrower, the Lenders, and the Agent have agreed to certain amendments to the Existing Credit Agreement, including changes in pricing and covenants, extension of the Revolving Credit Termination Date, and elimination of the term-out option on the terms and conditions specified herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                     PART I

                                   DEFINITIONS

     SECTION 1.1. CERTAIN DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Second Amendment have the following meanings:

             "AMENDED CREDIT AGREEMENT" means the Existing Credit Agreement as amended hereby.

             "SECOND AMENDMENT EFFECTIVE DATE" shall mean the date upon which each of the conditions set forth in Part 4 have been satisfied.

     SECTION 1.2. OTHER DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Second Amendment have the meanings provided in the Amended Credit Agreement.

                                     PART 2

                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     SECTION 2.1. ADDITION OF NEW DEFINITIONS IN ARTICLE I. Article I of the Existing Credit Agreement (Definitions) is amended by inserting the following new definitions in the proper alphabetical order:

             "ADJUSTMENT DATE" means February 19, 2002.

             "BANK ONE AGREEMENT" means that certain Second Amended and Restated Credit Agreement, dated as of February 10, 1998, among the Borrower, the lenders from time to time party thereto, and Bank One, N.A., as agent, as amended, restated, extended, supplemented or otherwise modified in writing from time to time and including any replacement credit facility.

             "LASALLE AGREEMENT" means that certain Revolving Loan Agreement, dated as of April 11, 2001, between the Borrower and LaSalle Bank National Association, as amended (including the first amendment dated as of November 30, 2001), restated, extended, supplemented or otherwise modified in writing from time to time and including any replacement credit facility.

             "PARALLEL AGREEMENTS" means (a) the Bank One Agreement, (b) the LaSalle Agreement, and (c) the U.S. Bank Agreement, and (d) any unsecured revolving or unsecured term credit facility, entered into from time to time by the Borrower or any of its Subsidiaries providing for loans, letters of credit and/or other credit equal to or greater than $10,000,000 which is not subordinated to the Obligations, including, in each case, all instruments or agreements evidencing or relating thereto, and as the same may from time to time be amended, extended, supplemented or otherwise modified, and including any replacement credit facility (each, a "PARALLEL AGREEMENT").

             "PARALLEL AGREEMENT COMMITMENTS" means the sum of the aggregate outstanding commitments of each of the lenders under the Parallel Agreements and this Agreement as of the Adjustment Date, whether drawn or undrawn, as adjusted, when and as appropriate to give effect to (i) the termination in the commitments under the U.S. Bank Agreement upon the scheduled maturity thereof in August 2002, (ii) the scheduled reductions in the Aggregate Commitment and the commitment under the Bank One Agreement occurring on or about the Reduction Dates, and (iii) any increases in the commitments of any lenders under any Parallel Agreements from time to time.

             "RATABLE AMOUNT" means the proportion that the Aggregate Commitment bears to the Parallel Agreement Commitments at any time and from time to time.

             "REDUCTION DATE" has the meaning ascribed to such term in Section 2.5(b) hereof.

             "SECOND AMENDMENT EFFECTIVE DATE" means the date upon which the Second Amendment to Second Amended and Restated Credit Agreement among the Borrower, the Lenders and the Agent becomes effective according to the terms thereof.

             "SYNTHETIC LEASE DOCUMENTS" means the 'Operative Documents' as defined in Appendix A to that certain Participation Agreement (AAR Trust No. 2000-1) dated as of June 28, 2000 (as amended, modified, supplemented, restated and/or replaced from time to time) among Borrower, as guarantor, AAR International, Inc. and AAR Parts Trading, Inc., (formerly AAR Aircraft & Engine Group, Inc.), as lessees, Wells Fargo Bank Northwest, National Association (formerly First Security Bank, National Association), not in its individual capacity, except as expressly provided therein, but solely as certificate trustee under the AAF Trust 2000-1, as certificate trustee, Wells Fargo Bank Nevada, National Association (formerly First Security Trust Company of Nevada), not in its individual capacity, except as expressly provided therein, but solely as administrative agent, the persons named on Schedule I thereto as certificate holders, Hatteras Funding Corporation, the persons named on the Schedule II thereto as facility lenders and liquidity banks, and Bank of America, N.A., not in its individual capacity but solely as administrator, as amended, restated, extended, supplemented or otherwise modified in writing from time to time and including any replacement credit facility."

             "U.S. BANK AGREEMENT" means that certain Revolving Loan Agreement, dated as of October 3, 2001, between the Borrower and U.S. Bank, National Association, as amended (including the first amendment dated November 30, 2001), restated, extended, supplemented o otherwise modified in writing from time to time and including any replacement credit facility."

     SECTION 2.2. AMENDMENT OF CERTAIN DEFINITIONS IN ARTICLE I. Article I of the Existing Credit Agreement is amended by revising the definitions of each of the following terms to read in their entirety respectively as follows:

             "AGGREGATE COMMITMENT" means $40,000,000, constituting the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

             "APPLICABLE MARGIN" means

                   (a) When the Borrower has an Investment Grade Rating, 1.25% at all times when the Obligations are less than or equal to 60% of the Aggregate Commitment, and 2.00% at all times when the Obligations exceed 60% of the Aggregate Commitment (in each case, as the Aggregate Commitment may be reduced from time to time in accordance herewith); and

                   (b) When the Borrower does not have an Investment Grade Rating, 1.525% at all times when the Obligations are less than or equal to 60% of the Aggregate Commitment, and 2.275% at all times when the Obligations exceed

             60% of the Aggregate Commitment (in each case, as the Aggregate Commitment may be reduced from time to time in accordance herewith).

             "BANK OF AMERICA" means Bank of America, N.A., its successor and assigns. All references to "Bank of America NT&SA" shall be deemed references to Bank of America.

             "FACILITY FEE" means a facility fee on the amount of the Aggregate Commitment, (i) for the period prior to the Second Amendment Effective Date, in an amount equal to (A) 0.175% per annum when the Borrower has an Investment Grade Rating or (b) 0.25% per annum when the Borrower does not have an Investment Grade Rating; and (ii) for the period from the Second Amendment Effective Date to and including the Revolving Credit Termination Date, in an amount equal to (A) 0.35% per annum when the Borrower has an Investment Grade Rating and (B) 0.425% when the Borrower does not have and Investment Grade Rating.

             "FACILITY TERMINATION DATE" means the Revolving Credit Termination date."

             "REVOLVING CREDIT TERMINATION DATE" means the earliest of (a) February 9, 2004, (b) the "maturity date" under the LaSalle Agreement, as defined therein, and (c) the "revolving credit termination date" under the Bank One Agreement, as defined therein; PROVIDED, HOWEVER, that if from time to time such "maturity date," such "revolving credit termination date," or other comparable facility termination dates (if any) in such foregoing Parallel Agreements is earlier, by amendment or otherwise, or either such respective Parallel Agreement is terminated and/or the commitment thereunder is terminated, then "Revolving Credit Termination Date" shall mean such earlier date of termination.

     SECTION 2.3. MODIFICATION OF CERTAIN DEFINITIONS REGARDING INTEREST PERIODS. Each of the definitions of "Eurodollar Interest Period," "Transaction Rate Interest Period," and "Quoted Rate Interest Period" in Article I of the Existing Credit Agreement is amended by inserting the following at the end thereof:

     "No such period shall extend beyond any Reduction Date unless, on such Reduction Date, either (i) the aggregate principal amount of all outstanding Advances shall not exceed the Aggregate Commitment after giving effect to the reduction scheduled to take effect as of such Reduction Date or (ii) the sum of (A) the aggregate principal amount of all Floating Rate Advances PLUS (B) the aggregate principal amount of all Advances other than Floating Rate Advances with a Interest Period ending on or prior to that Reduction Date is at least equal to the amount by which the Aggregate Commitment is scheduled to be reduced on that Reduction Date."

     SECTION 2.4. DELETION OF CERTAIN DEFINITIONS. The definitions of "Revolving Credit Termination Balance" and "Termination Balance" in Article I of the Existing Credit Agreement (Definitions) are deleted in their entirety.

     SECTION 2.5. AMENDMENT TO SECTION 2.1. The first paragraph of Section 2.1 of the Existing Credit Agreement is amended by deleting the last two sentences thereof.

     SECTION 2.6. AMENDMENT TO SECTION 2.3. Section 2.3 of the Existing Credit Agreement (Mandatory Payments) is amended and restated in its entirety as follows:

             2.3   REPAYMENT OF ADVANCES.

             (a) The Borrower shall repay to the Lenders on the Revolving Credit Termination Date the aggregate principal amount of all Advances and other unpaid Obligations outstanding on such date.

             (b) The Borrower shall repay each Alternate Currency Advance in full on the last day of its respective Transaction Rate Interest Period.

             (c) From and after the Second Amendment Effective Date until the Adjustment Date, if the Borrower (or any Subsidiary) makes any scheduled, mandatory, or optional prepayments or repayments under any Parallel Agreement which would result in the aggregate of such payments under any such Parallel Agreement being greater than (as a percentage of the outstanding commitments thereunder) the aggregate of such payments since the Second Amendment Effective Date hereunder, then the Borrower shall concurrently prepay the Advances hereunder in an amount necessary to result in the aggregate of such payments hereunder since the Second Amendment Effective Date being not less than the aggregate of such payments (as a percentage of the outstanding commitments) under any such Parallel Agreement, subject to compliance with Section 3.4.

             (d) On the Adjustment Date, the Borrower shall repay and adjust the outstanding borrowings and advances under the Parallel Agreements, including the Advances under this Agreement, in such a manner so that the aggregate outstanding borrowings and advances under the Parallel Agreements (including this Agreement) shall not exceed $60,000,000 as of the Adjustment Date. The foregoing limitation shall only apply on the Adjustment Date and shall not apply to subsequent borrowings.

             (e) From and after the Adjustment Date, the outstanding Advances shall not at any time exceed the Ratable Amount of the total outstanding borrowings and advances under the Parallel Agreements (including this Agreement). If, at any time or from time to time, the aggregate amount of the outstanding Advances exceeds the Ratable Amount of the total outstanding borrowings and advances under the Parallel Agreements (including this Agreement), then the Borrower shall make an immediate repayment of the Advances to cause the Advances not to exceed such Ratable Amount.

     SECTION 2.7. AMENDMENT TO SECTION 2.5. Section 2.5 of the Existing Credit Agreement (Optional Reductions in Aggregate Commitment) is amended as follows:

     (a)     The word "Optional" in the heading is deleted.

     (b)     The existing wording in Section 2.5 is re-lettered as subsection
             (a), and the following sentence is added at the end thereof:

             "Any optional reduction in the Aggregate Commitments shall be applied against future scheduled reductions in the Aggregate Commitment in inverse order of scheduled occurrence."

     (c)     The following new subsections are inserted after such subsection
             (a) reading as follows:

                    (b) The Aggregate Commitment shall automatically be reduced by $5,000,000 on each of June 30, 2002, December 31, 2002, and June 30, 2003 (each a "REDUCTION DATE").

                    (c) No later than the Adjustment Date, the Borrower shall have arranged or implemented amendments or other modifications to the Parallel Agreements to provide that (i) the aggregate outstanding commitments under the Bank One Agreement shall be $40,000,000, (ii) the aggregate outstanding commitments under the LaSalle Agreement shall be $25,000,000, and (iii) the aggregate outstanding commitments under the U.S. Bank Agreement shall be $10,000,000. From and after the Adjustment Date, the Aggregate Commitment shall not exceed at any time the Ratable Amount of the Parallel Agreement Commitments. To the extent that the Borrower does not take any necessary steps to reduce the Aggregate Commitment in accordance with the requirements of this section, then the Aggregate Commitment shall automatically and concurrently, without notice or demand, reduce hereunder to an amount equal to the Ratable Amount of the Parallel Agreement Commitments.

                    (d) Notwithstanding any provision herein to the contrary, for the avoidance of doubt, the Aggregate Commitment shall not automatically be reduced due to the reduction in the commitment under the Bank One Agreement scheduled to take effect on and after December 31, 2003, such scheduled reduction occurring on and after December 31, 2003 being in an amount not to exceed $5,000,000 in the aggregate.

     SECTION 2.8. AMENDMENTS TO SECTION 2.9. Section 2.9 of the Existing Credit Agreement (Optional Principal Payments) is amended as follows:

     (a)     The section heading is amended to read "Prepayments."

     (b) The existing Section 2.9 is re-lettered as Subsection (a), and the last sentence is deleted in its entirety.

     (c) The following new subsections are inserted after subsection (a) as follows:

                    "(b)   If, upon any reduction in the Aggregate Commitment,
             including, without limitation, through the operation of Section 2.5(b) hereof, the aggregate

             Dollar Amount of all outstanding Advances exceeds the Aggregate Commitment as so reduced, Borrower shall immediately prepay the Advances in an aggregate amount equal to such excess, subject to compliance with Section 3.4.

                    "(c)   In addition to any prepayment required under
             subsection (b), if, as of the last day of any calendar month, the Agent determines that the aggregate Dollar Amount of all outstanding Advances exceeds the Aggregate Commitment then in effect by reason of currency fluctuations or otherwise, the Borrower shall, within three Business Days of demand by the Agent, prepay (in U.S. Dollars) the Advances in an aggregate amount equal to such excess, subject to compliance with Section 3.4."

     SECTION 2.9. AMENDMENTS TO SECTION 2.14. Section 2.14 of the Existing Credit Agreement (Restrictions on Interest Period) is amended by deleting the last sentence and inserting the following as the last sentence thereof: "No more than five Quoted Rate Interest Periods may be in effect at any one time."

     SECTION 2.10. AMENDMENTS TO SECTION 4.2. Section 4.2 of the Existing Credit Agreement (Each Advance) is amended by inserting a new subsection (vi) after subsection (v) as follows:

     "(vi) Concurrent with each Borrowing Notice, (A) prior to the Adjustment Date, the Borrower has made or is making ratable borrowings under the Parallel Agreements as a percentage of the Parallel Agreement Commitments, except with respect to any Parallel Agreement where the Borrower has exhausted the available aggregate commitment thereunder; and (B) from and after the Adjustment Date, the Borrower has made or is making ratable borrowings under each of the Parallel Agreements (including this Agreement) so that the amount of the outstanding Advances, as a proportion of all borrowings and advances outstanding at any time under the Parallel Agreements (including this Agreement), does not at any time exceed the Ratable Amount. In addition, the Borrower shall have delivered to the Agent with each such Borrowing Notice (for delivery to the Lenders) copies of the borrowing notices delivered under such Parallel Agreements.

     SECTION 2.11. AMENDMENTS TO SECTION 6.1. Section 6.1 of the Existing Credit Agreement (Financial Reporting) is amended by re-lettering subsection (xi) as subsection (xii) and inserting new subsection (xi) which read in their entirety as follows:

             "(xi) Copies of all amendments and waivers proposed in connection with any Parallel Agreement at least three Business Days' prior to the date of their effectiveness, copies of all such amendments and waivers as finally executed and delivered, and copies of all notices of default from lenders, agents or trustees under any Parallel Agreement.

     SECTION 2.12. AMENDMENTS TO SECTION 6.20. Section 6.20(d) of the Existing Credit Agreement (Consolidated Net Worth) is amended by deleting the reference to "$10,000,000" in clause (d) thereof and replacing it with the amount of "$30,000,000".

     SECTION 2.13. AMENDMENTS TO SECTION 6.23. Section 6.23 of the Existing Credit Agreement (Fixed Charge Coverage Ratio) is amended and restated in its entirety as follows:

             6.23 FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio of not less than 1.20:1.00 as of the last day of each fiscal quarter of the Borrower commencing on the quarter ended August 31, 2002 and thereafter. The Fixed Charge Coverage Ratio shall be determined based on four of the previous five fiscal quarters of the Borrower that occurred immediately prior to the calculation date, at the Borrower's option, except that for the quarter ended August 31, 2002, the Fixed Charge Coverage Ratio may be determined solely on that quarter's results if the result is greater than four of the previous five fiscal quarters results.

     SECTION 2.14. ADDITION OF A NEW SECTION 6.25. Article VI of the Existing Credit Agreement (Covenants) is further amended by inserting a new Section 6.25, immediately following Section 6.24, which reads in its entirety as follows:

             6.25 COVENANT TO MAINTAIN COMPARABLE TERMS AMONG LENDERS. Unless the Required Banks otherwise agree in each instance, this Agreement shall be deemed automatically amended from time to time MUTATIS MUTANDIS without further action on the part of the parties hereto so that (a) the effective interest rates, Applicable Margins, and Facility Fees hereunder are not less than the comparable effective interest rates, margins and fees under any Parallel Agreement; and (b) the affirmative and negative covenants hereunder are not materially less burdensome on the Borrower or materially less favorable to the Lender than comparable affirmative and negative covenants contained in any Parallel Agreement.

     SECTION 2.15. ADDITION OF A NEW SECTION 6.26. Article VI of the Existing Credit Agreement (Covenants) is further amended by inserting a new Section 6.26, immediately following new Section 6.25, which reads in its entirety as follows:

             6.26  SYNTHETIC LEASE BORROWINGS AND AGGREGATE COMMITMENT.

             (a) The Borrower will not and will cause its Subsidiaries and Affiliates not to deliver any Notice of Delivery which would cause the aggregate of (w) the amounts requested to be funded in such Notice of Delivery, (x) the amounts requested to be funded in all other Notices of Delivery which have neither been funded nor revoked, (y) all outstanding Loans with respect to all Aircraft and Engines, and (z) all outstanding Certificate Amounts with respect to all Aircraft and Engines to exceed $40,000,000. The Borrower covenants to cause, at all times, the aggregate Loans and Certificate Amounts not to exceed $40,000,000.

             (b) The Borrower covenants and agrees that, on or before February 28, 2002, it will, and shall cause its Subsidiaries and/or Affiliates as appropriate to, use commercially reasonable best efforts, to cause the implementation and effectiveness of an amendment to the Synthetic Lease Documents which (i) effects a reduction in the Maximum Revolving Commitment Amount and a pro rata reduction in each Participant's Commitment to cause the aggregate of all Participants' Revolving Commitments to be equal to $40,000,000, and (ii) amends the net worth and fixed charged coverage ratios therein to conform to the same ratios in the Amended Credit Agreement. The failure of any other party to the Synthetic Lease Documents to agree to such amendments for whatever reasons on or before February 28, 2002 or thereafter, or the failure of such amendments to occur because they would effectively cause, a default under the Synthetic Lease Documents, a termination of the synthetic lease program, or a Liquidity Purchase thereunder, shall not constitute a default under this covenant. In addition, the Borrower's covenant and agreement under this paragraph (b) is subject to the Agent complying with its agreement under Section 5.3 of the Second Amendment. Capitalized terms used in this Section 6.26 and not otherwise defined herein shall have the meaning set forth therefor in the Synthetic Lease Documents.

     SECTION 2.16. AMENDMENTS TO SECTION 7.3.Section 7.3 of the Existing Credit Agreement is amended to read in its entirety as follows:

             7.3. The breach by the Borrower of any of the terms or provisions of SECTIONS 6.2, 6.3, 6.10, 6.18, or 6.26(a); or the breach by the Borrower of any of the terms or provisions of SECTIONS 6.1, 6.11, 6.12, 613, 614, 615, 6.16, 6.17, 6.19 or 6.26(b) which is not remedied within 10 days after written notice from the Agent or any Lender; or the breach by the Borrower of any of the terms or provisions made applicable hereunder pursuant to SECTION 6.25 hereof which is not remedied with any cure or grace period applicable thereto under the respective Parallel Agreement.

     SECTION 2.17. AMENDMENTS TO SECTION 12.3. Section 12.3.1 of the Existing Credit Agreement is amended by deleting the last two sentences thereof in their entirety.

                                     PART 3

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders and the Agent that, on and as of the Second Amendment Effective Date, and after giving effect to this Second Amendment:

     SECTION 3.1. AUTHORITY. The Borrower has all the necessary corporate power to make, execute, deliver, and perform this Second Amendment, and this Second Amendment constitutes the legal, valid and enforceable obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     SECTION 3.2. NO LEGAL OBSTACLE TO AGREEMENT. Neither the execution of this Second Amendment, the making by the Borrower of any borrowings under the Amended Credit Agreement, nor the performance of the Amended Credit Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of the Borrower. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Borrower of this Second Amendment, the Amended Credit

Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowings by the Borrower under the Amended Credit Agreement.

     Section 3.3. INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties set forth in Article V of the Amended Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date as though made on and as of the date hereof except for any representations and warranties that expressly relate solely to an earlier date, which representations and warranties were true and accurate in all material respects on and as of such earlier date.

     Section 3.4. DEFAULT. No Default or Unmatured default has occurred and is continuing under the Amended Credit Agreement.

                                     PART 4

                           CONDITIONS TO EFFECTIVENESS

     This Second Amendment shall be and become effective on the Second Amendment Effective Date when (i) each of the following conditions set forth in this Part 4 shall have been satisfied, and (ii) the Required Lenders and the Borrower shall have duly executed counterparts of this Second Amendment and provided original copies thereof to the Agent:

             SECTION 4.1. CORPORATE RESOLUTIONS. The Agent shall have received a copy of the resolution or resolutions passed by the Board of Directors of the Borrower, certified by the Secretary or an Assistant Secretary of Borrower as being in full force and effect on the date hereof, authorizing the amendments to the Existing Credit Agreement herein provided for and the execution, delivery and performance of this Second Amendment and any note or other instrument or agreement required hereunder.

             SECTION 4.2. AUTHORIZED SIGNATORIES. The Agent shall have received a certificate, signed by the Secretary or an Assistant Secretary of the Borrower, dated as of the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Second Amendment and any instrument or agreement required hereunder on behalf of the Borrower.

             SECTION 4.3. CLOSING CERTIFICATE. The Agent shall have received an officer's certificate from the Borrower, executed by either the Chief Executive Officer or the Chief Financial Officer of the Borrower, certifying that after giving effect to this Second Amendment, no Default or Unmatured Default will be in existence, such certificate being in form reasonably satisfactory to the Agent.

             SECTION 4.4. LEGAL OPINION. The Agent shall have received a legal opinion of senior counsel to the Borrower, in form and content reasonably satisfactory to the Agent, opining that this Second Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the valid, binding, and enforceable obligation of the

     Borrower, except as such enforceability may be subject to (i) bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

             SECTION 4.5. PARALLEL AGREEMENTS. The Borrower shall have delivered to the Agent true, correct and complete copies of all existing Parallel Agreements, including all existing and currently proposed amendments and waivers thereto.

                                     PART 5

                                  MISCELLANEOUS

     SECTION 5.1. REFERENCES TO THE CREDIT AGREEMENT. Each reference to the Credit Agreement in the Amended Credit Agreement, the Notes or any other instruments, agreements, certificates or other documents executed in connection therewith (collectively, the "Loan Documents"), shall be deemed to be a reference to the Amended Credit Agreement, and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance therewith.

     SECTION 5.2. REAFFIRMATION: RELEASE OF CLAIMS. The Borrower acknowledges and confirms that (a) the Borrower's obligations to repay the Advances and the other Obligations arising under the Amended Credit Agreement is unconditional and, as of the Second Amendment Effective Date, not subject to any offsets, defenses or counterclaims, (b) the Agent and the Lenders have fully performed all of their respective obligations under the Existing Credit Agreement and the other Loan Documents, and (c) by entering into this Second Amendment, the Lenders do not waive or release any term or condition of the Amendment credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable law or any of the Obligations of the Borrower, except as expressly set forth herein or modified hereby. To induce the Agent and the Lenders to enter into this Second Amendment, the Borrower hereby releases, acquits and forever discharges the Agent, the Lenders, and all officers, directors, agents, employees, successors and assigns of the Agent and any of the Lenders, from any and all liabilities, claims, demands, actions or causes of actions of any kind or nature (if there by any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that the Borrower now has or ever had against such Persons arising under or in connection with, directly or indirectly, any of the Loan Documents on or prior to the Second Amendment Effective Date.

     SECTION 5.3. AMENDMENT OF SYNTHETIC LEASE DOCUMENTS. The Agent shall, or shall cause its Affiliates, to us its commercially reasonable best efforts to arrange and coordinate an amendment of the Synthetic Lease Documents with the participants thereunder, effective on or before February 28, 2002, which (i) reduces the Maximum Revolving Commitment Amount (as defined in the Synthetic Lease Documents) to an amount equal to $40,000,000 and (ii) amends the net worth and fixed charge coverage ratios therein to conform to the same ratios in the Amended Credit Agreement.

     SECTION 5.4. EXPENSES OF AGENT. Within seven (7) Business Days of the receipt from the Agent of a detailed bill, the Borrower shall pay all reasonable costs and expenses incurred by

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the Agent in connection with the preparation, negotiation and execution of this
Second Amendment and any other Loan Documents executed pursuant hereto and any and all modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

     SECTION 5.5 BENEFITS. This Second Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     SECTION 5.6. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

     SECTION 5.7. EFFECT. Except as expressly herein amended, the terms and conditions of the Existing Credit Agreement shall remain in full force and effect without amendment or modification, express or implied. The entering into this Second Amendment by the Lenders shall not be construed or interpreted as an agreement by the Lenders to enter into any future amendment or modification of the Amended Credit Agreement or any of the other Loan Documents.

     SECTION 5.8. COUNTERPARTS; TELECOPIED SIGNATURES. This Second Amendment may be executed in any number of counterparts and by different parties to this Second Amendment on separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Any signature delivered or transmitted by a party by facsimile transmission shall be deemed to be an original signature hereto.

     SECTION 5.9 INTEGRATION. This Second Amendment, together with the Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Second Amendment supersedes all prior drafts and communications with respect thereto. This Second Amendment may not be amended except in a writing.

     SECTION 5.10. FURTHER ASSURANCES. The Borrower agrees to take such further actions as the Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

     SECTION 5.11. SECTION TITLES. Section titles and references used in this Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the date first written above

                                     AAR CORP.

                                     By   /s/ Timothy J. Romenesko
                                       ----------------------------------
                                              Timothy J. Romenesko
                                                 Vice President

                                     BANK OF AMERICA, N.A., AS AGENT AND LENDER

                                     By   /s/ Wayne R. Porritt
                                       ----------------------------------
                                              Wayne R. Porritt
                                              Managing Director

                                                   [SEAL]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the date first written above

                                     AAR CORP.

                                     By
                                       ----------------------------------
                                              Timothy J. Romenesko
                                                 Vice President

                                     BANK OF AMERICA, N.A., AS AGENT AND LENDER

                                     By   /s/ Wayne R. Porritt
                                       ----------------------------------
                                              Wayne R. Porritt
                                              Managing Director

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